v

     VECTREN CORPORATION

                     COMBINED NON-BARGAINING

                         RETIREMENT PLAN

                    (AS AMENDED AND RESTATED

                     EFFECTIVE JULY 1, 2000)

                           TABLE OF CONTENTS

                                                            PAGE
                                                            -----
ARTICLE I                          TITLE 4
ARTICLE II                       DEFINITIONS                5
    Section 2.01.   Accrued Benefit                         5
    Section 2.02.   Act                                     6
    Section 2.03.   Actuarial Equivalent                    7
    Section 2.04.   Actuarial Value                         8
    Section 2.05.   Actuary                                 8
    Section 2.06.   ADEA                                    9
    Section 2.07.   Anniversary Date                        9
    Section 2.08.   Annual Additions                        9
    Section 2.09.   Annuity Starting Date                   10
    Section 2.10.   Applicable Interest Rate                10
    Section 2.11.   Attained Age                            10
    Section 2.12.   Average Monthly Earnings                10
    Section 2.13.   Beneficiary                             11
    Section 2.14.   Board of Directors                      12
    Section 2.15.   Break in Service                        12
    Section 2.16.   Cash Balance Account                    12
    Section 2.17.   Cash Balance Benefit                    12
    Section 2.18.   Central Plan                            12
    Section 2.19.   Code                                    12
    Section 2.20.   Company                                 13
    Section 2.21    Controlled Group Entity                 13
    Section 2.22.   Credited Interest Rate                  13
    Section 2.23    Credited Service                        13
    Section 2.24.   Death Benefit                           14
    Section 2.25.   Defined Benefit Fraction                14
    Section 2.26.   Defined Contribution Fraction           14
    Section 2.27    Disabled Member                         15
    Section 2.28    Disability Payment                      15
    Section 2.29    Earliest Retirement Age                 15
    Section 2.30    Early Retirement Date                   15
    Section 2.31    Effective Date                          16
    Section 2.32    Election Period                         16
    Section 2.33    Employee                                16
    Section 2.34.   Employer                                18
    Section 2.35.   Hour of Service                         18
    Section 2.36    Indiana Gas Plan                        23
    Section 2.37    Investment Committee                    23
    Section 2.38.   Late Retirement Date                    23
    Section 2.39.   Member                                  23
    Section 2.40.   Monthly Earnings                        23
    Section 2.41.   Monthly Retirement Income               25
    Section 2.42.   Normal Retirement Date                  25
    Section 2.43.   Participation Date                      25
    Section 2.44    Pay Credits                             26
    Section 2.45.   PBGC                                    26
    Section 2.46    Plan Administrator                      26
    Section 2.47    Plan Year                               26
    Section 2.48    Plan Year Compensation                  27
    Section 2.49.   Points                                  27
    Section 2.50.   Prior Retirement Benefit                27
    Section 2.51.   Qualifies Election                      27
    Section 2.52.   Qualified Joint and Survivor Annuity    28
                    Qualified Preretirement Survivor
    Section 2.53.   Annuity                                 29
    Section 2.54.   Retired Member                          29
    Section 2.55.   Section 415 Compensation                29
    Section 2.56.   SIGECo Pension Plan                     31
    Section 2.57.   Spouse (Surviving Spouse)               31
    Section 2.58.   Terre Haute Non-Bargaining Plan         31
    Section 2.59.   Total and Permanent Disability          32
    Section 2.60.   Totally and Permanently Disabled        33
    Section 2.61.   Transitional IEI Member                 33
    Section 2.62.   Transitional SIGECo Member              33
    Section 2.63.   Trust Agreement                         33
    Section 2.64.   Trust Fund                              34
    Section 2.65.   Trustee                                 34
    Section 2.66.   Years of Service                        34

ARTICLE III                       MEMBERSHIP                36
                    Initial Membership and Upon
   Section 3.01.    Reemployment                            36
   Section 3.02.    Change in Status                        37
   Section 3.03.    Plan Binding                            38
   Section 3.04.    Rehire after Military Service           38

ARTICLE IV                MONTHLY RETIREMENT INCOME         39
   Section 4.01.    General Restrictions and Liability      39
   Section 4.02.    Form of Payment                         39
   Section 4.03.    Normal Retirement Benefit               42
   Section 4.04.    Cash Balance Benefit                    44
   Section 4.05.    Protection of Accrued Benefits          47
   Section 4.06.    Late Retirement Benefit                 47
   Section 4.07.    Early Retirement Benefit                48
   Section 4.08.    Disability Retirement Benefit           50
   Section 4.09.    Nonforfeitability                       53
   Section 4.10.    REA Transitional Rules                  54
   Section 4.11.    Retired and Former Member's Benefit     56
                    Increases
   Section 4.12.    Special Rule for Certain Members
                    Subject to Compensation Limits          57
   Section 4.13.    Additional Allocations to Cash Balance  59
                    Account
   Section 4.14.    Vectren Energy Delivery of Ohio, Inc.
                    Members                                 59

ARTICLE V                       OTHER BENEFITS              61
   Section 5.01.    Termination of Employment               61
   Section 5.02.    Death Benefits prior to Benefit         62
                    Commencement
   Section 5.03.    Post Retirement Death Benefits          66
   Section 5.04.    Small Benefits                          66
   Section 5.05.    Commencement of Benefits                67
   Section 5.06.    Cessation of Benefit Payments to
                    Reemployed Members                      68
   Section 5.07.    Benefit Decreases Not Permitted         70
   Section 5.08.    Data                                    70
   Section 5.09.    No Duplication of Benefits              71
   Section 5.10.    Direct Transfers                        71
   Section 5.11.    Eligibility for Special Retirement
                    Benefit                                 72
   Section 5.12.    Amount of Special Retirement Benefit    74

ARTICLE VI                      ADMINISTRATION              76
   Section 6.01.    Administration and Claims Appeal        76
   Section 6.02     Trustee Direction                       77
   Section 6.03.    Nondiscriminatory Actions               78
   Section 6.04.    Fiduciary Responsibilities              78
   Section 6.05.    Agents                                  78

ARTICLE VII                       FINANCING                 79
   Section 7.01.    Intent to Contribute                    79
   Section 7.02.    Expenses                                79
   Section 7.03.    Funding Standard Account                79

ARTICLE VIII              THE TRUST FUND AND TRUSTEE        80
   Section 8.01.    Exclusive Benefit                       80
   Section 8.02.    Trust Fund Purpose                      80
   Section 8.03.    Investment Manager                      81
   Section 8.04.    Expenses                                81
   Section 8.05.    Investment Committee Directions         82
   Section 8.06.    Establishment of Section 401 (h)
                    Account                                 82

ARTICLE IX          RESERVATION OF RIGHTS BY EMPLOYERS AND
                       LIMITATIONS ON RIGHTS OF MEMBERS     84
   Section 9.01.    Plan Voluntary                          84
   Section 9.02.    Right to Modify Plan                    84
   Section 9.03.    Employment Rights Not Affected          84
   Section 9.04.    Payment from Other Plans                85
   Section 9.05     Spendthrift Provision                   85
   Section 9.06     Intent and Reversions                   86

ARTICLE X                         AMENDMENTS                88

ARTICLE XI          PERMANENT OR TEMPORARY DISCONTINUANCE
                                   OF PLAN                  90
   Section 11.01.   Termination by Board of Directors       90
   Section 11.02.   Valuation and Apportionment             90
   Section 11.03.   Allocation of Trust Fund                90
   Section 11.04.   Outstanding Expenses                    91
   Section 11.05.   Distribution                            91
   Section 11.06.   Temporary Restriction on Benefits       92
   Section 11.07.   Statutory Vesting                       93

ARTICLE XII                        ACTUARY                  94
   Section 12.01.   Calculations and Assumptions            94
   Section 12.02.   Valuation                               94
   Section 12.03.   Data Reliance                           95

ARTICLE XIII                    MISCELLANEOUS               96
   Section 13.01.   Unstated Rules                          96
   Section 13.02.   Headings                                96
   Section 13.03.   Construction                            96
   Section 13.04.   Payment to Providers                    96
   Section 13.05.   Documents                               97
   Section 13.06.   Severability                            97
   Section 13.07.   Named Fiduciaries                       97
   Section 13.08.   Allocation of Fiduciary Duties          98
   Section 13.09.   Errors                                  99
   Section 13.10.   Merger of Employer                      99
   Section 13.11.   Maximum Annual Benefit                  99
   Section 13.12.   Defined Contribution Plans              100
   Section 13.13.   Adjustments                             100
   Section 13.14.   Plan Merger                             100
   Section 13.15.   Nondiversion of Plan Assets             100
   Section 13.16.   Plan Priority of Excess Benefits        101
   Section 13.17.   Extra-Ordinary Expenses                 101

ARTICLE XIV                 TEFRA TOP-HEAVY RULES           103
   Section 14.01.   Application                             103
   Section 14.02.   Determination                           103
   Section 14.03.   Accrued Benefits                        105
   Section 14.04.   Vesting Provisions                      107
   Section 14.05.   Minimum Benefit                         108
   Section 14.06.   Code Section 415 Limitations            108

ARTICLE XV                   INVESTMENT COMMITTEE           110

ARTICLE XVI               ADOPTION AND WITHDRAWAL BY
                         SUBSIDIARIES AND AFFILIATES
                                                            112
   Section 16.01.   Adoption by Affiliates                  112
   Section 16.02.   Withdrawal by Participating Employer    112

                       VECTREN CORPORATION

                     COMBINED NON-BARGAINING

                         RETIREMENT PLAN

        (AS AMENDED AND RESTATED EFFECTIVE JULY 1, 2000)


    Effective March 1, 1941 Indiana Gas Company, Inc. established a retirement plan (the "Original Plan") for the benefit of its eligible employees.

    Effective January 1, 1970 Indiana Gas Company, Inc. amended and restated the Original Plan into two (2) separate plans known as the "Retirement Plan for Non-Bargaining Unit Employees of Indiana Gas Company, Inc." under Group Annuity Contract No. 176GAC with John Hancock Mutual Life Insurance Company (the "Prior Plan") and the "Retirement Plan for Bargaining Unit Employees of Indiana Gas Company, Inc." under Group Annuity Contract No. l387GAC with John Hancock Mutual Life Insurance Company (the "Bargaining Unit Plan").

    Effective September 30, 1976 Indiana Gas Company, Inc. adopted the "Central Indiana Gas Company Pension Plan of 1970" (the "Central Plan") to continue coverage for certain former employees of Central Indiana Gas Company, a wholly owned subsidiary of the Company which was dissolved on September 30, 1976. In addition, effective January l, 1976 the Prior Plan was amended and restated in its entirety (the "Indiana Gas Plan").

    Effective January 1, 1982 Indiana Gas Company, Inc. merged the Indiana Gas Plan and the Central Plan into a single plan to be known as "The Indiana Gas Company, Inc. Combined Non-
Bargaining Retirement Plan" (the "Plan"), the terms of which are as herein contained.

    Effective as of October 1, 1997, Indiana Gas Company, Inc.
transferred sponsorship of the Plan to Indiana Energy, Inc.

    Effective as of July00000 1, 2000, the Plan's name is changed to the Vectren Corporation Combined Non-Bargaining Retirement Plan as a result of the consummation of the Agreement and Plan of Merger, dated as of June 11, 1999 and among Indiana Energy, Inc., SIGCORP and Vectren Corporation (the "Vectren Merger").
Effective July 1, 2000, the Pension Plan for Salaried Employees of Southern Indiana Gas and Electric Company (the "SIGECo Pension Plan") is merged into, and has become a part of, this Plan. This Plan shall be deemed to be a continuation of the SIGECo Pension Plan. Also, effective July 1, 2000, the Plan is amended and completely restated to reflect the merger of the SIGECo Pension Plan.

    It is intended that this amended and restated Plan shall continue to meet all the pertinent requirements of the Internal Revenue Code of 1986, as amended, including all regulations promulgated thereunder (the "Code") and of the Employee Retirement Income Security Act of 1974, as amended, including all regulations promulgated thereunder (the "Act") and that this Plan shall be interpreted to comply with applicable requirements of the Code and of the Act.

    Pursuant to Article X of the Plan, as last amended and restated effective January 1, 1999, Vectren Corporation, effective July 1, 2000, amends and restates the Plan, in its entirety, as follows:

                            ARTICLE I
                              TITLE

    This Plan shall be known as the "Vectren Corporation Combined
Non-Bargaining Retirement Plan" (the "Plan").

                           ARTICLE II
                           DEFINITIONS

    As used herein and in the Trust Agreement, the following words and phrases shall have the meanings specified below, unless a different meaning is plainly required by the context:

    Section 2.01. The term "Accrued Benefit shall mean for the period before January 1, 1999, as of any applicable date, and shall be equal to the product of subsection (a) and subsection
(b) below:

     (a)  the Member's projected Monthly Retirement Income at his
          Normal Retirement Date calculated on the basis of the following assumptions:

          (i) that the Member's Average Monthly Earnings at the date of calculation would have been his Average
                Monthly Earnings at his Normal Retirement Date;
                and

          (ii) that his Credited Service would have continued uninterrupted until his Normal Retirement Date;

     (b) a fraction, the numerator of which shall be the Member's Credited Service as of the date of calculation and the denominator of which shall be the Credited Service that the Member would have accumulated had he continued his employment with the Employers until his Normal Retirement Date without interruption of his Credited Service.

    The term "Accrued Benefit" shall mean for the period beginning on and after January 1, 1999, as of any applicable date, the Monthly Retirement Income determined in accordance with the provisions of Article IV that the Member would be entitled to receive commencing on his Normal Retirement Date based on his Average Monthly Earnings and years of Credited Service through the applicable date.

    Notwithstanding anything contained herein to the contrary, a Member's Accrued Benefit shall under no circumstances be less than his Accrued Benefit determined at December 31, 1998 under the provisions of the Plan then in effect; provided, however, that the Accrued Benefit of a Transitional IEI Member with at least sixty (60) Points at December 31, 1998 shall, as of any applicable date on or after January 1, 1999, be equal to the sum of:

     (c) an amount equal to what his Accrued Benefit would have been had the provisions of this Plan in effect on December 31, 1998 continued in effect, plus

     (d)  the Member's Cash Balance Benefit (as determined under
          Article IV).

Notwithstanding anything contained herein to the contrary, the Accrued Benefit of a Member who was a participant in the SIGECo Pension Plan on June 30, 2000 but who is not a Transitional SIGECo Member should under no circumstances be less than his Accrued Benefit determined at June 30, 2000 under the provisions of the SIGECo Pension Plan then in effect.

    Section 2.02.  The term "Act " shall mean the Employee
Retirement Income Security Act of 1974 as now in effect or hereafter amended and shall also include all regulations promulgated thereunder.

      Section 2.03. The term "Actuarial Equivalent " shall mean a benefit of equivalent value computed on the basis of the following actuarial assumptions:

     (a) For the period ending on July 31, 1983, the actuarial assumptions used by this Plan were as follows:

             Interest  -  seven and one-half percent (7.5%) per
                          annum, compounded annually;

             Mortality -  1971 Group Annuity Table for Male and
                          Female lives, without projection.

     (b) For the period beginning on August 1, 1983, the actuarial assumptions used by this Plan for purposes of converting life annuities to optional forms of payment (other than single lump sums) and for purposes of converting optional forms of payments (other than single lump sums) to a life annuity shall be as follows:

             Interest  -  seven and one-half percent (7.5%) per
                          annum, compounded annually;

             Mortality    1971 Group Annuity Table, using a
                          sixty percent (60%) male and forty
                          percent (40%) female assumption;

          provided, however, that, in accordance with the above stated actuarial assumptions, the factors used for computing a Member's benefits in the form of a joint and survivor annuity shall be as follows:





       Type of Joint    Base Factor    Adjustment Per Year of Age
       and Survivor                        Difference between the
          Benefit                      Member and His Beneficiary
     ----------------  -------------  --------------------------
            --               -                    --
           100%             .844
          66 2/3%           .890                 .005
            50%             .915                 .004

     Adjustments for the age difference between the Member and his Beneficiary shall be subtracted from the base factor if the Beneficiary is younger than the Member and shall be added to the base factor if the Beneficiary is older than the Member. Age differences shall be rounded up or down to the closest whole year.

    Notwithstanding the above, the interest rate used for determining the Actuarial Equivalent of a lump sum payment or, if applicable, converting a life annuity to a lump sum under
Section 5.06 shall be the Applicable Interest Rate in effect for the November of the Plan Year immediately preceding the Plan Year during which the determination is made and by using the applicable mortality table (the "Applicable Mortality Table") under Section 417(c)(3) of the Code and Treasury Regulation
Section 1.417(e)-1T(d)(2); provided, however, that for purposes of converting the Prior Retirement Benefit to an Actuarial Equivalent single sum value in accordance with Section 4.04, an interest rate assumption of six percent (6%) shall be used.

    Section 2.04. The term "Actuarial Value " shall mean the single sum value of any income benefit computed on the basis of the actuarial assumptions set forth in Section 2.03.

    Section 2.05. The term "Actuary " shall mean a Fellow of the Society of Actuaries who has been enrolled by the Joint Board for the Enrollment of Actuaries under Section 3042 of the Act or a firm of actuaries at least one (l) of whose members is a Fellow of the Society of Actuaries who has been so enrolled. The Actuary shall be designated by the Company.

    Section 2.06.  The term "ADEA " shall mean the Age
Discrimination in Employment Act of 1967 as now in effect or hereafter amended and shall also include all regulations promulgated thereunder.

    Section 2.07.  The term "Anniversary Date " shall mean
January l.

    Section 2.08. The term "Annual Additions " shall mean, with respect to any Member for any Plan Year and with respect to all tax qualified defined contribution plans maintained by the Controlled Group Entities, the sum of:

     (a) Employer contributions and forfeitures credited to that Member's accounts for that Plan Year under all such plans;

     (b)  all of that Member's nondeductible contributions, and

     (c) amounts allocated after March 31, 1984 to an individual medical account as then defined in Section 415(l)(2) of the Code in that Member's name which is part of a tax qualified pension or annuity plan maintained by the Controlled Group Entities and amounts derived from Employer contributions paid or accrued after December 31, 1985 on that Member's behalf in taxable years ending after such date which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as such term is defined in Section 14.02) under a welfare benefit plan as then defined in Section 419(e) of the Code maintained by the Controlled Group Entities.

    Section 2.09. The term "Annuity Starting Date " shall mean the first (1st) day of the first (1st) period for which an amount is paid under this Plan as an annuity or in any other form. If benefit payments in any form are suspended pursuant to
Section 5.06 for a reemployed Member, the recommencement of benefit payments shall be treated as a new annuity starting date.

    Section 2.10. The term "Applicable Interest Rate " shall mean the annual interest rate on 30-year Treasury securities.

    Section 2.11. The term "Attained Age " shall mean, unless clearly indicated to the contrary, the age of an Employee or Member as of his last birthday.

    Section 2.12. The term "Average Monthly Earnings " shall mean, for each Member, the highest average of that Member's Monthly Earnings for any consecutive sixty (60) calendar months of employment with the Employer. If a Member has fewer than sixty (60) consecutive calendar months of employment with the Employer, the term "Average Monthly Earnings" shall mean the average of his Monthly Earnings for all of his months of employment.

    If it would result in greater Monthly Retirement Income and notwithstanding anything contained in this Section to the contrary, a Member:

     (a) who is not a highly compensated participant within the meaning of Section 414(q) of the Code, and

     (b) whose employment is terminated in 1994 on or after completion of at least five hundred (500) Hours of Service, on or after April 1, 1994, or on or after his Normal Retirement Date,

shall for purposes of determining his Average Monthly Earnings be deemed to have been paid his base monthly salary for the remainder of 1994 following his termination of employment at the same salary rate as was in effect at the date of his employment termination.

    Section 2.13. The term "Beneficiary " shall mean any person or persons (or a trust) designated by a Member in such form and manner as the Plan Administrator may prescribe to receive a Death Benefit, other than a Death Benefit payable directly to his Surviving Spouse, payable hereunder if such person or persons survive that Member. With respect to a Transitional IEI Member who has at least sixty (60) Points at December 31, 1998 and who dies before the commencement of his benefits, the Transitional IEI Member's Beneficiary designation shall only be applicable to his Cash Balance Benefit. This designation may be revoked at any time in similar manner and form; provided, however, that no such designation or revocation shall be effective unless it is delivered to the Plan Administrator prior to the date of the Member's death. The Beneficiary of a married Member shall be his Spouse unless his Spouse consents in a writing witnessed by the Plan Administrator or by a Notary Public to the naming of another Beneficiary, and any designation or revocation of any earlier Beneficiary designation of a married Member which would result in a non-Spouse Beneficiary shall contain the written consent of his Spouse witnessed by the Plan Administrator or by a Notary Public.

    Section 2.14.  The term "Board of Directors " shall mean the
Board of Directors of the Company.

    Section 2.15. The term "Break in Service " shall mean a computation period determined in accordance with Section 2.64 during which a Member is credited with fewer than five hundred and one (501) Hours of Service.

    Section 2.16. The term "Cash Balance Account " shall mean the book account maintained for each Member to which Pay Credits and interest are credited in accordance with Section 4.04. Each Member's Cash Balance Account shall be maintained for benefit calculation purposes only, and no Member shall have any interest in any actual Cash Balance Account or in any assets of the Plan.
     Section 2.17. The term "Cash Balance Benefit " shall mean the accrued benefit payable at a Member's Annuity Starting Date as calculated in accordance with Section 4.04 of this Plan.

    Section 2.18.  The term "Central Plan " shall mean the
Central Indiana Gas Company Pension Plan of 1970 as last amended and restated on November 19, 1980 and in effect on December 31, 1981.

    Section 2.19.  The term "Code" shall mean the Internal
Revenue Code of 1986 as now in effect or hereafter amended and shall also include all regulations promulgated thereunder.

    Section 2.20.  The term "Company " shall mean Vectren
Corporation, an Indiana corporation, and any successor thereto.

    Section 2.21. The term "Controlled Group Entity " shall mean any entity which, together with an Employer, constitutes a member of a controlled group of corporations, a member of a controlled group of trades of businesses or a member of an affiliated service group within the meaning of Section 414(b), Section 414(c) or Section 414(m) of the Code or which is required to be aggregated with an Employer under Section 414(o) of the Code.

    Section 2.22. The term "Credited Interest Rate " shall mean the rate of interest credited to a Member's Cash Balance Account for a Plan Year in accordance with Section 4.04. The Credited Interest Rate for any Plan Year shall equal the average of the annual yields for ten (10) year U.S. Treasury Security Constant Maturities (as published in the Federal Reserve Bulletin) for the month of October immediately preceding the Plan Year during which the interest is to be credited; provided, however, that effective July 1, 2000 or, for Members who were employed by Indiana Energy, Inc. or one (1) of its subsidiaries before April 1, 2000, the Credited Interest Rate shall be increased by one percent (1%) but only for the period of time during which the Member is employed by an Employer.

    Section 2.23. The term "Credited Service " shall mean the number of years for which a Member is given credit in calculating the amount of his Monthly Retirement Income or Death Benefit. Credited Service shall be equal to Years of Service; provided, however, that a Member who was a participant in the Central Plan as of June 30, 1981 shall receive credit for one-half (1/2) of a year of Credited Service for the period between July 1, 1981 and December 31, 1981 if during such period that Member was an Employee and became a Member of this Plan on January 1, 1982.

    Section 2.24. The term "Death Benefit " shall mean any benefit paid to a Beneficiary or Spouse at the death of a Member, Disabled Member or Retired Member as provided under the terms of this Plan.

    Section 2.25. The term "Defined Benefit Fraction " shall mean for any Plan Year a fraction:

     (a) the numerator of which is the projected annual benefit of a Member under this Plan and under all other tax qualified defined benefit plans of the Controlled Group Entities (determined as of the last calendar day of that Plan Year), and

     (b)  the denominator of which is the lesser of:

          (i) the product of one and twenty-five one hundredths (1 25/100ths) multiplied by ninety thousand dollars ($90,000), as automatically adjusted beginning with the Plan Year commencing January 1, 1988 pursuant to Section 415(b)(1)(A) and
               Section 415(d)(1) of the Code without the necessity of any amendment to this Plan, or

          (ii) the product of one and four tenths (1 4/10ths) multiplied by one hundred percent (100%) of that Member's average Section 415 Compensation for his three (3) consecutive highest paid Plan Years with the Employers.

    Section 2.26. The term "Defined Contribution Fraction " shall mean for any Plan Year a fraction:

     (a)  the numerator of which is the sum of the Annual
          Additions to a Member's accounts under all tax qualified defined contribution plans of the Controlled
          Group Entities (determined as of the last calendar day of that Plan Year), and

     (b) the denominator of which is the sum of the lesser of the following amounts determined for that Plan Year and for each prior Plan Year with the Employers:

          (i) the product of one and twenty-five one hundredths (1 25/100ths) multiplied by thirty thousand dollars ($30,000) or, if greater, one-fourth (1/4) of the dollar limitation in effect under
               Section 415(b)(1)(A) of the Code, or

          (ii) the product of one and four tenths (1 4/10ths) multiplied by twenty-five percent (25%) of that Member's Section 415 Compensation for that Plan
               Year.


    Section 2.27.  The term "Disabled Member " shall mean any
Member who is Totally and Permanently Disabled.

    Section 2.28.  The term "Disability Payment " shall mean the
Monthly Retirement Income due a Disabled Member.

    Section 2.29. The term "Earliest Retirement Age " shall mean the earliest date on which under Section 4.05 or Section 5.01 a Member could elect to commence payment of his vested benefits.

    Section 2.30. The term "Early Retirement Date " shall mean, in the case of each Member who has been credited with at least ten (10) Years of Service and whose Attained Age is at least fifty (50), the first (1st) calendar day of the month immediately following or coincidental with the later of:

     (a) the date on which that Member leaves the employ of the Controlled Group Entities in accordance with
          Section 4.05, or

     (b) the date on which that Member directs in writing to the Plan Administrator.

    Notwithstanding the preceding to the contrary, if a Member's date of participation in the Indiana Gas Plan was before January 1, 1976, the ten (10) year Service requirement set forth in this
Section 2.30 shall not apply; provided, however, that such Member had at least five (5) years of participation in the Indiana Gas Plan.

    Section 2.31.  The term "Effective Date " shall mean
January 1, 1982.

    Section 2.32. The term "Election Period " shall mean the period which begins on the first (1st) calendar day of the Plan Year in which a Member reaches Attained Age thirty-five (35) and ends on the date of his death. If any Member terminates his employment with the Employers before the first (1st) calendar day of the Plan Year in which he reaches Attained Age thirty-five
(35), with respect to benefits accrued prior to his termination of employment, the election period shall begin on the date of his termination of employment.

    Section 2.33. The term "Employee" shall mean each current or future employee of the Employers who has either:

     (a) received credit for at least one thousand (1,000) Hours of Service in his first (1st) consecutive twelve (12) months on employment with the Controlled Group Entities (beginning with the date he initially completes one (1) Hour of Service), or

     (b) received credit for at least one thousand (1,000) Hours of Service in the Plan Year immediately preceding the Effective Date or preceding the appropriate Participation Date, but shall exclude any employee who is part of a collective bargaining unit unless and until the applicable Employer and the collective bargaining representative for that unit agree in writing for his coverage hereunder and, for the period before July 1, 1991, shall exclude any employee whose principal place of employment is in Richmond, Indiana, Terre Haute, Indiana, Clinton, Indiana or Brazil, Indiana. The term "Employee" shall also include any individual deemed to be a leased employee (as defined below) of the Controlled Group Entities but only to the extent required by the Code. For purposes of this Plan, the term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary control or direction of the recipient employer; provided, however, that a leased employee shall not be considered an employee of the recipient if (a) such employee is covered by a money purchase pension plan providing a nonintegrated employer contribution rate of at least ten percent (10%) of Compensation, immediate participation and full and immediate vesting and (b) leased employees do not constitute more than twenty percent (20%) of the recipient's non-highly compensated workforce. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A leased employee within the meaning of Section 414(n)(2) of the Code shall not be eligible to become a Participant in the Plan while a leased employee.
          An individual whose compensation from the Controlled Group Entities is reported to the Internal Revenue Service on Form 1099 shall not be eligible to participate in this Plan as long as that individual's relationship has consistently been treated by the Controlled Group Entities as an independent contractor relationship, without regard to whether or not the Internal Revenue Service or a court of competent jurisdiction subsequently determines that individual is an employee for tax or other purposes.

    Section 2.34. The term "Employer " shall mean the Company, any entity which becomes a participating Employer pursuant to
Section 16.01, and any successor or predecessor of a participating Employer. Solely for the purpose of:

     (a) computing an Employee's Years of Service and Hours of Service to determine his eligibility to participate in and the vesting of his benefits under this Plan,

     (b) applying the limitations contained in Section 13.11, and

     (c)  determining the applicability of Article XIV,

the term "Employer" shall also include any entity which, together with an Employer, constitutes a member of a controlled group of corporations, a member of a controlled group of trades or businesses or a member of an affiliated service group within the meaning of Section 414(b), Section 414(c) or Section 414(m) of the Code or which is required to be aggregated with an Employer under Section 414(o) of the Code.

    Section 2.35. The term "Hour of Service " shall mean each hour for which an employee is paid or entitled to payment by the Employers during the Plan Year or other applicable computation period:

     (a)  for the performance of duties for the Employers;

     (b) on account of a period of time during which no duties are performed, irrespective of whether the employment relationship has terminated (including up to twenty-six (26) weeks of absence for temporary disability whether or not the employee receives compensation but specifically excluding any period for which Disability Payments are made under this
          Plan); and

     (c) as a result of a back pay award which has been agreed to or made by an Employer, irrespective of mitigation of damages, to the extent that such hour has not been previously credited under subsection
          (a) or under subsection (b) above.


The number of Hours of Service to be credited on account of a period of time during which no duties are performed (including hours resulting from a back pay award) shall be determined as follows:

     (d) If the payment which is made or due is calculated on the basis of units of time, the number of Hours of Service to be credited shall be the number of regularly scheduled working hours included in the units of time on the basis of a regular work schedule; if an employee does not have a regular work schedule, the number of Hours of Service to be credited shall be calculated on the basis of an eight (8) hour work day.

     (e) If the payment which is made or due is not calculated on the basis of units of time, the number of Hours of Service to be credited shall be calculated by dividing the amount of the payment by the Employee's most recent hourly rate of compensation before the period during which no duties were performed, determined as follows:

          (i) If the Employee's compensation is determined on the basis of an hourly rate, such hourly rate shall be the employee's most recent hourly rate of compensation.

          (ii) If the Employee's compensation is determined on the basis of a fixed rate for a specified period of time other than hours, his hourly rate of compensation shall be his most recent rate of compensation for the specified period of time, divided by the number of hours regularly scheduled for the performance of duties during such period of time; if an employee does not have a regular work schedule, his hourly rate of compensation shall be calculated on the basis of an eight
                 (8) hour work day.

          (iii)  If the Employee's compensation is not
                 determined on the basis of a fixed rate for a specified period of time, his hourly rate of compensation shall be the lowest hourly rate of compensation paid to employees in his job classification or, if no employees in his job classification have an hourly rate of compensation, the minimum wage in effect under Section 6(a)(l) of the Fair Labor Standards Act of 1938, as amended.

In no event shall the application of the terms of subsection (d) or subsection (e) above result in crediting an employee with a number of Hours of Service during any computation period which is greater than the number of hours regularly scheduled for the performance of duties. If an employee has no regular work schedule, the number of Hours of Service to be credited to him shall not exceed the number which would be credited calculated on the basis of an eight (8) hour work day.

    No Employee shall be credited with more than five hundred and one (501) Hours of Service as a result of the application of subsection (d) or subsection (e) above for any single continuous period during which he performs no duties, regardless of whether such period extends beyond one (l) Plan Year or other applicable computation period; provided, however, that the Hours of Service credited pursuant to Section 4.08 shall not be so restricted. In no event shall any Employee be credited for any hour for which he receives no compensation from the Employers, except as otherwise provided in subsection (b) above.

    The Plan Year or other applicable computation period to which Hours of Service shall be credited shall be determined as follows:

     (f) Except as hereinafter provided, Hours of Service credited in accordance with subsection (a) above shall be credited in the Plan Year or other applicable computation period in which the duties were performed.

     (g) Except as hereinafter provided, Hours of Service credited in accordance with subsection (b) above shall be credited as follows: if calculated on the basis of units of time, to the Plan Year or Plan Years or other applicable computation periods in which the period during which no duties are performed occurs, beginning with the first (1st) unit of time to which the payment relates; otherwise, to the Plan Year or other applicable computation period in which the period during which no duties are performed occurs; provided, however, that if the period during which no duties are performed extends beyond one (l) Plan Year or other applicable computation period, such Hours of Service shall be allocated between not more than the first (1st) two (2) Plan Years or other applicable computation periods on any reasonable basis consistently applied.

     (h) Except as hereinafter provided, Hours of Service credited in accordance with subsection (c) above shall be credited to the Plan Year or other applicable computation period to which the award or agreement for back pay pertains rather than to the Plan Year or other applicable computation period in which the award, agreement or payment is made.

     (i) Hours of Service to be credited to an Employee in connection with a period of no more than thirty-one
          (31) calendar days which extends beyond one (l) Plan Year or other applicable computation period may be credited to the first (1st) or to the second
          (2nd) Plan Year or to any other applicable computation period; provided, however, that such crediting is done on a reasonable and nondiscriminatory basis.

    Nothing in this Section 2.35 shall be construed to alter, amend, modify, invalidate, impair or supersede any law of the United States or any rule or regulation issued under any such law. The nature and extent of any credit for Hours of Service under this Section 2.35 shall be determined under the Act.

    Solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred in any computation period, an employee who is absent from work for maternity or paternity reasons on or after January 1, 1985 shall receive credit for the Hours of Service which would otherwise have been credited to that employee but for such absence or, in any case in which such Hours of Service cannot be determined, eight (8) Hours of Service per each regularly scheduled workday of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence on or after January 1, 1985 by reason of the pregnancy of the employee, by reason of the birth of a child of the employee, by reason of the placement of a child with the employee in connection with the adoption of that child by the employee, or for purposes of caring for that child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that computation period or, in all other cases, in the following computation period. To the extent required under the Family and Medical Leave Act of 1993 ("FMLA") and solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred in any computation period, an individual who is absent from work on unpaid leave under the FMLA on or after August 5, 1993 shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence or, in any case in which such Hours of Service cannot be determined, eight (8) Hours of Service per each regularly scheduled work day of such absence. For purposes of determining a participant's service and credited service during an FMLA leave, a participant shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence or, in the case in which such hours of work cannot be determined, eight (8) Hours of Service per each regularly scheduled work day of such absence in determining his eligibility for benefits, the vesting of his benefits and the amount of his benefits under this Plan; provided, however, that if the FMLA leave is unpaid, such credit shall only be granted to the extent the employee completes an Hour of Service for a participating and affiliated employer after the leave.

    Section 2.36.  The term "Indiana Gas Plan " shall mean the
Retirement Plan for Non-Bargaining Unit Employees of Indiana Gas
Company, Inc. as in effect on December 31, 1981.

    Section 2.37. The term "Investment Committee " shall mean the Investment Committee as provided in Article XV.

    Section 2.38. The term "Late Retirement Date " shall mean the first (1st) calendar day of any month subsequent to a Member's Normal Retirement Date coincidental with or immediately following the day on which that Member terminates his employment with the Controlled Group Entities for any reason other than his death.

    Section 2.39. The term "Member " shall mean any Employee who has become a Member as provided in Article III.

    Section 2.40. The term "Monthly Earnings " shall mean a Member's cash compensation from the Employers (exclusive of relocation allowances and other reimbursement allowances) during the calendar year preceding the Anniversary Date, divided by twelve (12); provided, however, that with respect to any Employee who was a Member before July 1, 2000 and who was employed by Indiana Energy, Inc. or one of its subsidiaries before April 1, 2000, Monthly Earnings shall be exclusive of all forms of extraordinary earnings such as overtime, bonuses, incentive pay, education advancements, relocation expenses, severance expenses and unpaid time off for the period from July 1, 2000 through December 31, 2000. The term "Monthly Earnings" shall also include Controlled Group Entities' contributions made pursuant to a salary reduction agreement which are not included in the gross income of the Employee under Section 125, Section 402(a)(8),
Section 402(h) or Section 403(b) of the Code and any voluntary salary reduction made by a Member under any non-qualified deferred compensation plan maintained by the Controlled Group Entities. Monthly Earnings shall be determined on each Anniversary Date and shall remain in effect until the next Anniversary Date. For Plan Years beginning after December 31, 1988 and before January 1, 1994, Monthly Earnings shall in all cases be limited to two hundred thousand dollars ($200,000) in any Plan Year and shall be determined in accordance with Section 414(s) of the Code; provided, however, that this dollar limitation shall be automatically adjusted in accordance with
Section 401(a)(17) of the Code without the necessity of any amendment to this Plan. In addition to other applicable limitations set forth in this Plan and notwithstanding any other provision of this Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the Monthly Earnings of each Employee taken into account under this Plan in any Plan Year shall not exceed the OBRA '93 Annual Compensation Limit. The OBRA '93 Annual Compensation Limit is one hundred and fifty thousand dollars ($150,000), as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a Plan Year applies to any period, not exceeding twelve (12) months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the OBRA '93 Annual Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve
(12). For Plan Years beginning on or after February 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 Annual Compensation Limit set forth in this provision. If compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose but effective January 1, 1994, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 Annual Compensation Limit is one hundred and fifty thousand dollars ($150,000).

    Section 2.41. The term "Monthly Retirement Income " shall mean a monthly income due a Retired Member which shall, except as otherwise provided in Section 4.04, Section 5.05 or in Section 5.10, commence as of his Normal, Early, Late or Special Retirement Date or the commencement date of benefit payments under Section 5.01 and shall continue for the period indicated in
Article IV.

    Section 2.42. The term "Normal Retirement Date " shall mean the first (1st) calendar day of the month coincidental with or immediately following a Member's sixty-fifth (65th) birthday.

    Section 2.43.  The term "Participation Date " shall mean
January l and July l in each Plan Year.

    Section 2.44. The term "Pay Credits " shall mean two and one-half percent (2.5%) of the Member's Plan Year Compensation which amount shall be credited to his Cash Balance Account in each Plan Year; provided, however, that the following percentage (and not two and one-half percent (2.5%)) shall apply for a Member who was employed by Indiana Energy, Inc. or one of its subsidiaries on December 31, 1998 and if the Member's Points on December 31, 1998 are greater than forty-nine (49) and less than sixty (60):

                                   Pay Credits as a Percentage of
     Points at December 31, 1998   Compensation For that Plan Year
     ----------------------------  ------------------------------
          50-54                         3.5%
          55-59                         4.5%

    Section 2.45.  The term "PBGC " shall mean the Pension
Benefit Guaranty Corporation.

    Section 2.46.  The term "Plan Administrator " shall mean the
Company. The Plan Administrator shall be the named beneficiary for purposes of the Act.

    Section 2.47. The term "Plan Year " shall mean a consecutive twelve (12) month period beginning on the first (1st) calendar day of January and ending on the last calendar day of December in the same calendar year. The Plan Year shall be deemed to be the limitation year for purposes of Section 415 of the Code and the determination year for purposes of Section 416 of the Code.

    Section 2.48. The term "Plan Year Compensation " shall mean for a Member in any Plan Year the Member's aggregate Monthly
Earnings in such Plan Year.

    Section 2.49. The term "Points " shall mean, with respect to any Member who was employed by Indiana Energy, Inc. or one of its subsidiaries on December 31, 1998, the Member's combined age and Years of Service at December 31, 1998, rounded down to the nearest whole point, with the Member receiving one (1) Point for each full year of age at December 31, 1998, with fractional credit for each calendar day, and one (1) Point for each Year of Service, with fractional credit for each calendar day, at December 31, 1998.

    Section 2.50. The term "Prior Retirement Benefit " shall mean the benefit accrued by a Member as of December 31, 1998 to the extent such benefit has not been converted into a Cash
Balance Account under Section 4.04.

    Section 2.51. The term "Qualified Election " shall mean a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall not be effective unless:

     (a) the Member's Spouse consents in writing to the election;

     (b)  the election designates a specific alternate
          Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without Spousal consent (or the Spouse expressly permits designations by the Member without any further Spousal consent);

     (c) the Spouse's consent acknowledges the effect of the election; and

     (d) the Spouse's consent is witnessed by a Plan representative or by a Notary Public.


Additionally, a Member's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without Spousal consent (or the Spouse expressly permits designations by the Member without any further Spousal consent). If it is established to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver shall be deemed a qualified election. Any consent by a Spouse obtained under this Section (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to that Spouse. A consent that permits designations by the Member without any requirement of further consent by his Spouse shall acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit, where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Member without the consent of the Spouse at any time prior to the commencement of his benefit payments. The number of revocations shall not be limited.

    Section 2.52. The term "Qualified Joint and Survivor Annuity " shall mean an immediate annuity for the life of a Member with a survivor annuity for the life of his Spouse which is equal to fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the Member and his Spouse and which is the Actuarial Equivalent of the basic form of retirement benefit under Section 4.02.

    Section 2.53.  The term "Qualified Preretirement Survivor
Annuity " shall mean the Spousal death benefit described in
Section 5.02.

    Section 2.54.  The term "Retired Member " shall mean any
Member who has qualified for retirement and who is receiving a Monthly Retirement Income by direction of the Plan Administrator.

    Section 2.55. The term "Section 415 Compensation " shall mean with respect to a Plan Year and shall:

     (a) include amounts accrued to a Member (regardless of whether he was a Member during the entire Plan Year):

          (i) as wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of his employment with the Controlled Group Entities including but not limited to commissions, compensation for services on the basis of a percentage of profits and bonuses;

          (ii) for purposes of subparagraph (i) above, earned income from sources outside the United States (as then defined in Section 911(b) of the Code), whether or not excludible from his gross income under Section 911 of the Code or deductible by him under Section 913 of the Code;

          (iii)  amounts described in Section 104(a)(3),
                 Section 105(a) and Section 115(h) of the Code but only to the extent that these amounts are includible in the gross income of that Member;

          (iv) amounts paid or reimbursed by the Controlled Group Entities for moving expenses incurred by that Member, but only to the extent that these amounts are not deductible by that Member under Section 217 of the Code;

          (v) amounts included in that Member's gross income by reason of an election under Section 83(b) of the Code; and
          (vi) for Plan Years beginning after December 31, 1997, by a Participant's elective deferrals under Section 402(g)(3) of the Code and any amount which is contributed or deferred by the Group at the election of the Participant and which is not includible in the Participant's income by reason of Section 125 or 457 of the Code.

     (b)  not include:

          (i) notwithstanding subsection (a)(i) above and solely with respect to Plan Years beginning before January 1, 1998, there shall be excluded from Section 415 Compensation amounts contributed by the Controlled Group Entities to a tax qualified cash or deferred plan under
                 Section 401(k) of the Code;

          (ii)   except as otherwise provided in Subsection
                 (a)(v) above, other contributions made by the Controlled Group Entities to a plan of deferred compensation to the extent that, before the application of the Section 415 of the Code limitations to that plan, the contributions are not includible in the gross income of that Member for the taxable year in which contributed. In addition, Controlled Group Entities contributions made on behalf of a Member to a simplified employee pension plan described in Section 408(k) of the Code shall not be considered as Section 415 Compensation for the Plan Year in which contributed. Additionally, any distributions to a Member from a plan of deferred compensation shall not be considered as Section 415 Compensation, regardless of whether such amounts are includible in the gross income of that Member when distributed. However, any amounts received by a Member pursuant to an unfunded nonqualified plan shall be considered as
                 Section 415 Compensation in the Plan Year in which such amounts are includible in the gross income of that Member;

          (iii)  except as otherwise provided in Subsection
                 (a)(v) above, amounts which receive special federal income tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of that Member); and

          (iv)   except as otherwise provided in Subsection
                 (a)(v) above, amounts realized when restricted property becomes taxable under Section 83 of the Code because the property becomes freely transferable or not subject to a substantial risk of forfeiture.

Notwithstanding anything in this Section to the contrary, for Plan Years beginning on or after January 1, 1998, Section 415 Compensation shall include any elective deferral (as defined in Section 402(g) of the Code) and any amount contributed or deferred at the election of the Participant that is not includible in that Participant's gross income by reason of
Section 125 or Section 457 of the Code.

    Section 2.56.  The term "SIGECo Pension Plan " shall mean the
Pension Plan for Salaried Employees of Southern Indiana Gas and
Electric Company which was merged into and became a part of this Plan on July 1, 2000.

    Section 2.57. The term "Spouse (Surviving Spouse) " shall mean the legally married spouse or surviving spouse of a Member at the earlier of that Member's date of death or the date benefit payments commence to that Member under this Plan; provided, however, that he had been married to such individual throughout the one (l) year period immediately preceding such date; provided, further, that if a Member who has completed at least one (1) Hour of Service on or after August 23, 1984 marries within the one (1) year period ending on the date his benefit payments are to commence and is married to that same individual for at least one (1) year at his date of death, that Member shall be treated as having been married to that individual for the one
(1) year period ending on his benefit commencement date. A former Spouse shall be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as then described in Section 414(p) of the Code.

    Section 2.58. The term "Terre Haute Non-Bargaining Plan " shall mean the Terre Haute Gas Corporation Non-Unit Employees' Pension Plan which was merged into and became a part of this Plan on July 1, 1991. This Plan shall be deemed to be a continuation of the Terre Haute Non-Bargaining Plan.

    Section 2.59. The term "Total and Permanent Disability " shall mean for Plan Years beginning before January 1, 1987 a physical or mental condition requiring the regular care and attention of a licensed physician (other than himself) arising after the original date of employment by an Employer of a Member which during the first twenty-four (24) months of the condition totally prevents that Member from performing the material duties of his regular employment with the Employers and which after the first twenty-four (24) months of the condition totally prevents that Member from performing the material duties of any and every gainful occupation or employment for which that Member is or becomes reasonably fitted by education, training or experience. The determination as to whether a Member is Totally and Permanently Disabled shall be made by the Plan Administrator, but Total and Permanent Disability shall exclude disabilities arising from:

     (a) chronic or excessive use of intoxicants, drugs or narcotics,

     (b)  intentionally self-inflicted injury or
          intentionally self-induced sickness,

     (c) a proven unlawful act or enterprise on the part of that Member, or

     (d) military service where that Member is eligible to receive a government-sponsored military disability pension.

The term "Total and Permanent Disability" shall mean for Plan Years beginning after December 31, 1986 a physical or mental condition which would qualify a Member for disability benefits under the Social Security Act (as such Act is in effect at the date of the determination); provided, however, that a Member who after December 31, 1986 but before the execution of the Fifth Amendment to this Plan incurred a condition which would result in his being deemed Totally and Permanently Disabled under the Plan definition of Total and Permanently Disabled in effect before January 1, 1987 shall be deemed Totally and Permanently Disabled for purposes of this Plan.

    Section 2.60. The term "Totally and Permanently Disabled " shall mean the status of a Member who has incurred a Total and Permanent Disability.

    Section 2.61. The term "Transitional IEI Member " shall mean any Member who was a Member in this Plan on December 31, 1998 and who is entitled to a different benefit calculation because his Points on December 31, 1998 exceeded forty-nine (49).

    Section 2.62. The term "Transitional SIGECo Member " shall mean any Member who was employed by Southern Indiana Gas and Electric Company on March 31, 2000, who has completed at least one (1) Hour of Service on or after July 1, 2000 and who elected the benefit formula described in Section 4.03(d)(ii). A list of the Transitional SIGECo Members is shown on Exhibit D.

    Section 2.63. The term "Trust Agreement " shall mean the agreement entered into by the Trustee and the Company which govern the administration of the Trust Fund; provided, however, that prior to the effective date of any separate trust agreement entered into by the Company and the Trustee, the provisions of this Plan set forth in Article VIII and in effect on December 31, 1996 shall continue to apply.

    Section 2.64. The term "Trust Fund " shall mean all cash, securities, life insurance and/or annuity contracts, real estate or any other property held by the Trustee pursuant to the terms of the Trust Agreement, together with all income therefrom.

    Section 2.65. The term "Trustee " shall mean the Trustee under the Trust Agreement.

    Section 2.66. The term "Years of Service " shall mean, for purposes of determining a Member's eligibility to become a Member, eligibility to retire on an Early Retirement Date, eligibility for the disability provisions described in Section 4.06, the vesting of his benefits under Section 5.01 or Section 14.04, the amount of a Member's benefits under Section 4.03 or under Section 5.10, the amount equal to each consecutive twelve
(12) month computation period measured from the date on which that Employee completes his first (1st) Hour of Service during which that Employee completes at least one thousand (1,000) Hours of Service, provided, however, in the final twelve month computation period during which the employment of a Member is terminated, that Member shall receive credit for one-twelfth (1/12) of a Year of Service for each full month during his final twelve (12) consecutive month computation period described above that he was employed before his termination of employment with the Employer, provided, however, that a Participant who completes One Thousand (1,000) Hours of Service during his final twelve
(12) month computation period shall receive a full Year of Service for eligibility and vesting purposes but not for purposes of determining the amount of his benefits.

    If a terminated Member is subsequently reemployed by an Employer and again becomes a Member, his Years of Service shall not include any periods of his employment with the Employer prior to his reemployment by the Employer if:

     (e) that Member's benefit pursuant to Section 5.01 was zero (0) at the date of his termination of employment with the Employer;

     (f) that Member's consecutive Breaks in Service as of his reemployment date with the Employer equal or exceed the greater of five (5) or that Member's Years of Service as of the date of his earlier termination of employment with the Employer; provided, however, that the determination as to whether to include the period of employment of an Employee before his termination of employment with the Employer who is terminated and rehired by the Employer before January 1, 1989 and who was a participant in the Indiana Gas Bargaining Plan or Central Bargaining Plan shall be made in accordance with the terms of the Indiana Gas Bargaining Plan or Central Bargaining Plan, whichever is applicable;

     (g) except as provided in Section 3.02 of this Plan, the Years of Service of an Employee who was formerly employed by Terre Haute Gas Corporation of Richmond Gas Corporation shall be determined as if employment with Terre Haute Gas Corporation or Richmond Gas Corporation was employment by the Employers; and

     (h) except as provided in Section 3.02 of this Plan, the Years of Service of an Employee shall include employment with SIGCORP and its subsidiaries for the period before April 1, 2000 and Dayton Power & Light Company (the "DPL Acquisition") for the period before the effective date of the acquisition of assets from Dayton Power & Light Company by one or more subsidiaries of the Company; provided, however, that such employment shall be disregarded in determining the amount of the benefits under Article IV if such employment is counted in determining benefits under another tax qualified defined benefit plan maintained by the Group; provided, further, that this Subsection shall only apply if the Employee was employed by Dayton Power & Light Company immediately prior to the DPL Acquisition and becomes an Employee of Vectren Energy Delivery of Ohio, Inc. immediately after the DPL Acquisition.




                           ARTICLE III

                           MEMBERSHIP


    Section 3.01. Initial Membership and Upon Reemployment. Each Employee who was a participant in this Plan as of December 31, 1988 remains a Member of this Plan without further action on his part. On any Participation Date commencing with January 1, 1989 an Employee who is not yet a Member shall become a Member; provided, however, that prior to or as of such Participation Date he has fulfilled the following requirements:

     (a)  he has reached at least Attained Age twenty-one
          (21), and

     (b)  he is an Employee;


provided, however, that any Employee who was a participant in the SIGECo Pension Plan on June 30, 2000 shall become a Member in this Plan on July 1, 2000.

    A terminated Member who later resumes his employment with an Employer shall become a Member immediately upon his return to the status of an Employee. An Employee whose employment with the Employers is terminated before he becomes a Member and who later resumes his employment with an Employer shall become a Member on the later of:

     (c)  his return to the status of an Employee, or

     (d)  the date he fulfills the requirements of this
          Section 3.01, taking into account all prior periods of his employment with the Employers.

    Each Employee shall be furnished a summary of this Plan by the Plan Administrator when he becomes a Member as required by the Act.

    Section 3.02. Change in Status. If a Member hereunder ceases to be an Employee due to a change in his employment status, while remaining an employee of an Employer or of a Controlled Group Entity, he shall cease to accrue Credited Service as of the date of such change in status and shall become a limited Member hereunder until such time as he again becomes an Employee. If such a limited Member does not again become an Employee prior to his termination of employment with the Controlled Group Entities, the amount, if any, of the benefits to which he is entitled hereunder shall be determined based on his Credited Service and his Average Monthly Earnings (as of the date of his change of status), his Attained Age (at his date of termination of employment), his Years of Service (including his period as a limited Member) and his reason for terminating his employment with the Controlled Group Entities. If an employee who is not a Member becomes an Employee due to a change in his employment status or due to the adoption of this Plan by a Controlled Group Entity in accordance with Section 16.01, he shall become eligible for membership in this Plan immediately; provided, however, that he would have become a Member if he had met the definition of Employee as of his most recent date of hire by an Employer or by a Controlled Group Entity. If any such Employee becomes a Member, he shall have Credited Service for all prior periods of his employment with the Employers, but the provisions of Section 5.09 and Section 9.04 shall be specifically applicable; provided, however, that except as provided under
Section 2.64(g), a Member shall not have any Credited Service for any period of employment with an Employer before the date on which that Employer became a participating Employer in this Plan.

    Section 3.03. Plan Binding. Upon becoming a Member, an Employee and his Spouse or other Beneficiary and any and all other persons who might thereafter claim benefits under this Plan on his behalf shall be bound then and thereafter by the terms of this Plan and of the Trust Agreement, including all amendments thereto made in the manner authorized by this Plan.

    Section 3.04. Rehire after Military Service. The provisions relating to qualified retirement plans which are set forth in the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA") are hereby incorporated into, and made a part of, this Plan by reference. The Investment Committee shall apply the provisions of the USERRA with respect to any Participant who is reemployed after completing covered military service in a manner consistent with the USERRA and all other applicable law and regulations.

                           ARTICLE IV

                    MONTHLY RETIREMENT INCOME


    Section 4.01. General Restrictions and Liability. Monthly Retirement Income payable under the terms of this Article IV shall be subject to the restrictions and limitations of Article IX, Article XI, Article XIII and Article XIV and shall be paid by the Trustee only by or at the written direction of the Plan Administrator. Except as otherwise provided by the Act, neither the Employers, the Plan Administrator nor the Trustee shall be under any obligation to pay any Monthly Retirement Income other than from the Trust Fund even if this Plan is terminated pursuant to Section 11.01 or by operation of law.

    Section 4.02. Form of Payment. Unless an optional form of benefit is selected pursuant to a Qualified Election within the ninety (90) calendar day period ending on the Member's Annuity Starting Date, the vested Accrued Benefit and Cash Balance Benefit of a Member with a Spouse shall be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Member's vested Accrued Benefit and Cash Balance Benefit shall be paid in the basic form which is monthly income commencing at the Annuity Starting Date and continuing for that Member's lifetime.

    The Plan Administrator shall provide each Member no less than thirty (30) calendar days and no more than ninety (90) calendar days before the Annuity Starting Date, with a written explanation of:

     (a) the terms and conditions of the Qualified Joint and Survivor Annuity;

     (b) the Member's right to make and the effect of an election to waive the Qualified Joint and Survivor
          Annuity form of benefit;

     (c)  the rights of the Member's Spouse;

     (d) the right to make and the effect of a revocation of a previous election to waive the Qualified Joint and Survivor Annuity; and

     (e) the relative values of the various optional forms of benefits under this Plan;

provided, however, that a Member could and, if applicable, the Member's Spouse may waive the thirty (30) day prior notice requirement as long as the Annuity Starting Date does not commence earlier than seven (7) calendar days after the date the written explanation described above is delivered and the written explanation discloses to the Member that the Member and Spouse have at least thirty (30) days to make their election.

    Prior to a Member's Annuity Starting Date, the Member may elect in a written application provided by the Plan Administrator to receive his Monthly Retirement Income in any of the optional forms listed in this Section 4.02; provided, however, that any election by a married Member shall be a Qualified Election. Each of the optional forms shall be the Actuarial Equivalent of the Monthly Retirement Income payable under the basic form and shall, except as otherwise provided in Section 5.05, commence as of the Member's Early, Normal or Late Retirement Date or on the date specified in Section 5.01. Any election made under this Section
4.02 may be revoked and a new election may be made at any time prior to the commencement of benefit payments; provided, however, that any new election by a married Member shall be a Qualified Election. Once benefit payments have commenced, no further revocation or change of election shall be permitted.

    The optional forms of distribution of benefits shall include the following:

     (f) Life Annuity. A monthly income payable under the basic form (as described in this Section 4.02).

     (g) Joint and Survivor Annuity. An immediate monthly income payable for the lifetime of the Member and continuing thereafter in the same amount, in one-half (1/2) of the amount, or in two-thirds (2/3) of the amount (as elected by the Member) to a Beneficiary designated in writing by the Member;
          provided, however, that if the Beneficiary is other than that Member's Spouse, the Actuarial
          Value of the payments expected to be made to that Member shall exceed fifty percent (50%) of the Actuarial Value of the total payments expected to be made to that Member and to his Beneficiary.
          If the Beneficiary named by the Member dies prior to the Member's Early, Normal, Late or Special
          Retirement Date or prior to the date specified in
          Section 5.01, the election shall be void and Monthly Retirement Income shall be paid under the basic form (as described in this Section 4.02).

     (h)  A Member who was a participant in the Terre Haute
          Non-Bargaining Plan or Richmond Plan on June 30,
          1991 shall also be permitted, subject to the Qualified Election requirements, to have his monthly income payable in the life annuity form with guaranteed minimum number of monthly payments of sixty (60) or one hundred and twenty
          (120); provided, however, that upon the death of the Member before full payment of the guaranteed minimum number of payments, the Plan
          Administrator shall continue such monthly payments to the Member's Beneficiary for the balance of the guaranteed period; provided, further, that the number of guaranteed monthly payments shall not extend for a period greater than the joint life expectancy of the Member and his spouse, if any (with such life expectancy determined as of the date that benefit payments commence in accordance with regulations under the
          Code).

     (i) A Member or former Member may elect to have his Cash Balance Benefit paid in the form of an Actuarially Equivalent lump sum.

    All distributions required under this Plan shall be determined and made in accordance with the Income Tax Regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental death benefit requirement of Section
1.401(a)(9)-2 of the Income Tax Regulations.

    Section 4.03. Normal Retirement Benefit. Except as provided in Section 4.14, a Member or former Member shall be entitled to retirement benefits payable at his Normal Retirement Date in accordance with the following rules:

     (a) Periods before January 1, 1999. For the period ending on December 31, 1998 and for the period before and after January 1, 1999 for a Transitional IEI Member with at least sixty (60) Points at December 31, 1998, if he lives to his Normal Retirement Date, he shall be entitled to retire and to receive a Monthly Retirement Income in an amount calculated and certified in writing to the Trustee by the Plan Administrator. The amount of a Member's Monthly Retirement Income under the basic form and payable on his Normal Retirement Date shall be equal to the sum of:

          (i) fifty-five one hundredths percent (.55%) of the Member's Average Monthly Earnings multiplied by the Member's years of Credited
                Service, plus

          (ii) fifty-three one hundredths percent (.53%) of the Member's Average Monthly Earnings in excess of his covered compensation under
                Section 230 of the federal Social Security
                Act multiplied by the Member's years of
                Credited Service (limited to thirty-five (35) years);

          provided, however, that in determining a Member's covered compensation the average (without indexing), rounded in accordance with tables approved by the Commissioner of Internal Revenue, of the taxable wage bases in effect for each calendar year during the thirty-five (35) year period ending with the last day of the calendar year in which the Member attains (or will attain) the Social Security retirement age shall be used and the covered compensation of a Member whose employment with the Controlled Group Entities is terminated before attaining the Social Security retirement age shall be based on the Member's covered compensation in effect at the beginning of the calendar year for which the determination is being made assuming no change in the taxable wage base in subsequent calendar years. The term "Social Security retirement age" as used in this Section shall mean the age used as the retirement age for a participant under Section 216(l) of the Federal Social Security Act (65 for participants born before January 1, 1938, 66 for participants born between January 1, 1938 and December 31, 1954 and 67 for participants born on or after January 1, 1955), except that such Section shall be applied without regard to the age increase factor and as if the early retirement age under Section 216(1)(2) of such Act were sixty-two
         (62).

     (b) Not Employed on January 1, 1999, but Reemployed Later. Each Member who retires after December 31, 1998 on his Normal Retirement Date, who is not employed by an Employer on January 1, 1999, but who is later reemployed and credited with at least one
          (1) Hour of Service after December 31, 1998 shall be entitled to a monthly pension equal to his Prior Retirement Benefit and also to a Cash Balance Benefit calculated in accordance with Section 4.04. Any former Member whose rights and interests in the Plan are vested, who is not employed by an Employer on January 1, 1999, but who is later reemployed and credited with at least one (1) Hour of Service after December 31, 1998 shall be entitled to a monthly pension commencing on his Normal Retirement Date equal to his Prior Retirement Benefit and also to a Cash Balance Benefit calculated in accordance with Section 4.04.

     (c) Employed on January 1, 1999. Each Member who retires on his Normal Retirement Date, who is employed by an Employer on January 1, 1999 and who is not entitled to benefits under other provisions of the Plan shall be entitled to receive the Cash Balance Benefit calculated in accordance with
          Section 4.04. Any former Member whose rights and interests in the Plan are vested, who is employed by an Employer on January 1, 1999 and who is not entitled to benefits under other provisions of the Plan shall be entitled to receive the Cash Balance Benefit calculated in accordance with Section 4.04.

     (d)  Certain Grandfathered Members.

          (i) Transitional IEI Members. Each Transitional IEI Member who has completed at least sixty
                (60) Points at December 31, 1998, who retires on his Normal Retirement Date, who is employed by an Employer on January 1, 1999 and who is not entitled to benefits under any other provisions of the Plan shall be entitled to receive a Monthly Retirement Income in an amount calculated and certified in writing to the Trustee in an amount calculated and determined under the provisions of Section 4.03 in effect immediately prior to January 1, 1999 and providing such Transitional IEI Member full credit for his Average Monthly Earnings and Credited Service for the period before January 1, 1999 and the period after December 31, 1998. Furthermore, this Transitional IEI Member shall also be eligible for a Cash Balance Benefit based on his employment with the Employers for the period beginning on January 1, 1999; provided, however, that the Transitional IEI Member's December 31, 1998 Accrued Benefit shall not be converted into, or made a part of, his Cash Balance Benefit.

          (ii)  Transitional SIGECo Members.  The
                Transitional SIGECo Members shall not have their June 30, 2000 Accrued Benefit converted into a Cash Balance Benefit. The Transitional SIGECo Members shall continue to accrue benefits under this Plan in accordance with the formula in effect under the SIGECo Pension Plan in effect on June 30, 2000. The Monthly Retirement Income payable to each such Transitional SIGECo Member shall be based on his Monthly Earnings and Years of Service through the date of his termination of employment.

In no event shall the Accrued Benefit under this Plan of any Member be less than his Accrued Benefit determined as of December
31, 1998.

    Section 4.04. Cash Balance Benefit. The Cash Balance Benefit for each Member who retires on his Normal Retirement Date shall be a single life annuity commencing at the Member's Normal Retirement Date that is the Actuarial Equivalent of the Member's Cash Balance Account balance as of his Annuity Starting Date.

    The Cash Balance Account of each Member who has completed one thousand (1,000) Hours of Service in a Plan Year or who died or retired during the Plan Year after meeting the Plan requirements for early or normal retirement shall be credited, as of the last day of such Plan Year (or as of the last day of his last pay period in which his termination occurs if his employment with the Employers terminates during the Plan Year on account of death or retirement on or after either his Early Retirement Date or Normal Retirement Date), with Pay Credits earned by that Member with respect to Plan Year Compensation received during that Plan Year. Effective July 1, 2000 or, with respect to any Member who was employed by Indiana Energy, Inc. or one (1) of its subsidiaries before April 1, 2000, effective January 1, 2001, the Cash Balance Account of a Member shall also be credited each Plan Year with an amount equal to three hundred and ten dollars ($310.00); provided, however, that if the Member is not employed by an Employer for the entire Plan Year, the amount credited shall be pro-rated based on the number of months (including portions thereof) during which the Member was employed; provided, further, that the maximum amount credited for the 2000 Plan Year shall be equal to one hundred and fifty-five dollars ($155) due to the July 1, 2000 effective date; provided, further, that Members who were employed by Southern Indiana Gas & Electric Company on
July 1, 1998 and were at least age fifty (50) on July 1, 1998 or who were employed by Indiana Energy or one of its subsidiaries on January 1, 2001 and were at least age fifty (50) and completed at least five (5) Years of Service on January 1, 2001 shall not be eligible for the additional three hundred and ten dollar ($310) credit.

    Except for certain Transitional IEI Members and Transitional SIGECo Members, each Member (with an Accrued Benefit but without a Cash Balance Benefit) shall be credited with an initial Cash Balance Account balance determined in the following manner.

     (a)  IEI Members.  Each Member who was employed by
          Indiana Energy, Inc. or any of its subsidiaries before April 1, 2000, who does not incur a period of severance that includes January 1, 1999, who performs one Hour of Service as a Member after December 31, 1998 and who has not already begun receiving benefits under this Plan shall be credited, as of the first date he is credited with an Hour of Service as a Member after December 31, 1998, with an initial Cash Balance
          Account balance equal to the Actuarial Equivalent of his Prior Retirement Benefit; provided, however, that if a Transitional IEI Member has completed at least sixty (60) Points on December 31, 1998, the Member shall not have his Prior Retirement Benefit converted to a Cash
          Balance Account.

     (b)  SIGECo Members.  Each Member who was a
          participant in the SIGECo Pension Plan on June 30, 2000, who performs one Hour of Service as a Member after June 30, 2000 and who has not already begun receiving benefits under this Plan shall be credited, as of the first day he is credited with an Hour of Service as a Member and as an Active Employee after June 30, 2000 with an initial Cash Balance Account balance equal to the Actuarial Equivalent of his accrued benefit under the SIGECo Pension Plan (as determined in accordance with the provisions of the SIGECo
          Pension Plan in effect on June 30, 2000 and based on the Applicable Interest Rate and Applicable
          Mortality Table in effect for the year of the conversion); provided, however, that, except as provided in Section 4.13, no initial Cash Balance
          Account balance shall be established for any Transitional SIGECo Member.

In addition to the initial Cash Balance Account balance, additional credits shall be made to certain Members in accordance with Section 4.13.

    Each Participant's Cash Balance Account shall further be credited with interest, using the Credited Interest Rate, on each calendar day beginning on the later of January 1, 1999 or the date on which the Member becomes a Member under Article III and continuing through that Member's Annuity Starting Date. Interest credited to a Member's Cash Balance Account during a Plan Year shall be calculated based on the balance of that Participant's Cash Balance Account as of the last day of the immediately preceding Plan Year.

    With respect to any Participant whose benefit is not paid in a single lump sum and whose Annuity Starting Date is before his Normal Retirement Date, interest shall be credited to his Cash Balance Account from his Annuity Starting Date through his projected Normal Retirement Date at a rate equal to the Credited Interest Rate at his Annuity Starting Date. The Cash Balance Benefit shall then be converted to a single life annuity using the Applicable Interest Rate and the Applicable Mortality Table (as defined in Section 2.03).

    Section 4.05.  Protection of Accrued Benefits.
Notwithstanding anything in this Plan to the contrary, the pension benefit payable under this Plan to any Member, former
Member or terminated Member who, as of December 31, 1998, had not yet begun to receive benefits under this Plan shall not be less than the benefit accrued by that Member, former Member or terminated Member as of December 31, 1998.

    Section 4.06. Late Retirement Benefit. A Member may, in accordance with the ADEA, remain in the employ of the Controlled Group Entities after his Normal Retirement Date, in which event no Monthly Retirement Income shall be paid until the Member's Late Retirement Date except to the extent required under Section 5.05; provided, however, that such deferral of his Monthly Retirement Income shall be permitted only so long as he completes at least forty (40) Hours of Service per month and only after written notice has been given to him by personal delivery or certified mail, and such deferral of his Monthly Retirement Income shall comply with all requirements then imposed pursuant to Section 2530.203-3 of the Department of Labor Regulations (Chapter 29 of the Code of Federal Regulations) which are incorporated herein by reference. At the Member's Late Retirement Date he shall thereupon be entitled to receive a Monthly Retirement Income (other than the Cash Balance Benefit) which shall be an amount computed under Section 4.03, based upon his Credited Service and his Average Monthly Earnings up to his Late Retirement Date. The Cash Balance Benefit of a Member who retires on his Late Retirement Date and who receives credit for at least one (1) Hour of Service after December 31, 1998 shall be the Actuarial Equivalent of the Member's Cash Balance Account as of the Member's Annuity Starting Date.

    Section 4.07. Early Retirement Benefit. Upon written application submitted to the Plan Administrator, a Member whose Attained Age is at least fifty (50) and who has been credited with at least ten (10) Years of Service may retire as of an Early Retirement Date; provided, however, that if the Member's date of participation in the Indiana Gas Plan was before January 1, 1976 he may retire as of the first (1st) calendar day of any month on or following his fiftieth (50th) birthday regardless of his Years of Service if he had at least five (5) years of participation in the Indiana Gas Plan. Commencing at his Early Retirement Date, any such Member shall be entitled to a Monthly Retirement Income equal to the portion of his Accrued Benefit (other than the Cash Balance Benefit) as of his Early Retirement Date but reduced in accordance with the following table to account for the commencement of his benefit payments prior to reaching Attained Age sixty-three (63):

            Age at Which                Percentage of
     Benefit Payments Commence     Accrued Benefit Payable

            62                             94%
            61                             88%
            60                             82%
            59                             75%
            58                             68%
            57                             61%
            56                             54%
            55                             47%
            54                             40%
            53                             33%
            52                             26%
            51                             19%
            50                             12%

    Straight line interpolation shall be used to determine benefits at fractional ages.

    With respect to a Cash Balance Benefit calculated under
Section 4.04, a Member who has attained his Early Retirement Date shall be entitled either to:

     (a)  A deferred pension commencing at his Normal Retirement
          Date equal to the Actuarial Equivalent of his Cash
          Balance Account as of his Annuity Starting Date, or

     (b) A pension commencing as of the first day of any month coincident with or next following his Early Retirement Date based on the Actuarial Equivalent of his Cash Balance Benefit as of his Annuity Starting Date.

    A Member who terminates his employment with the Controlled Group Entities for any reason other than Total and Permanent Disability after meeting the requirements of this Section 4.07 and before reaching his Normal Retirement Date shall be considered to have retired under this Section 4.07 for the purposes of Section 5.02.

    A Member whose benefits are determined under Section 4.14 shall be reduced by three-twelfths (3/12ths) of one percent (1%) for each month benefit commencement precedes age sixty-two (62). In addition, a Member who was a participant in the Dayton Pension Plan (as such term is defined in Section 4.14) on July 31, 2000 and whose employment is terminated before January 1, 2001 shall be entitled to an additional one hundred and eighty-seven dollars and fifty cent ($187.50) benefit for the period beginning on his Annuity Starting Date and ending with the month during which he attains age sixty-five (65); provided, however, that if a married Member dies while employed or after meeting the requirements for early or normal retirement under the Dayton Pension Plan, his surviving spouse shall be entitled to this $187.50 benefit beginning with the month immediately following his death and ending in the month that the spouse reaches age sixty-five (65) or, if earlier, dies; provided, further, that this benefit shall not be payable if the Member terminates employment before meeting the requirements for early retirement under the Dayton Pension Plan or if the Member's benefits are not determined in accordance with Section 4.14.

    Section 4.08.  Disability Retirement Benefit.

     (a) Grandfathered Members. When a Member who is a Transitional IEI Member with at least sixty (60) Points at December 31, 1998 and who has been credited with at least ten (10) Years of Service is determined by the Plan Administrator to be Totally and Permanently Disabled, the Plan Administrator shall certify such fact in writing to the Trustee and that Disabled Member shall be entitled to receive Disability Payments for the non-Cash Balance Benefit as hereinafter provided.

          (i) Payment of a Disabled Member's benefits hereunder shall be deferred until his Normal Retirement Date; provided, however, that he remains Totally and Permanently Disabled, in which case such period of deferral shall be included in both his Years of Service and his Credited Service for purposes of calculating his benefits hereunder, and his Average Monthly Earnings at his Normal Retirement Date shall be his Average Monthly Earnings as of the date he became Totally and Permanently Disabled.

          (ii) While a Member is temporarily disabled (as determined by the Plan Administrator), he shall earn Years of Service and Credited Service as provided in subsection (a) above; provided, however, that during the period of his temporary disability Monthly Earnings shall be determined in accordance with the second (2nd) paragraph of
                 Section 2.12.

          (iii) A Disabled Member may elect to have his Disability Payments begin prior to his Normal Retirement Date at any time after reaching Attained Age fifty (50) by filing a written application with the Plan Administrator.

     Commencing on the first (1st) calendar day of the month coincidental with or immediately following the date the written application is filed with the Plan Administrator, the Disabled Member shall be entitled to a Disability Payment equal to his Accrued Benefit as of the date he became Totally and Permanently Disabled taking into account his Years of Service and his Credited Service granted under subsection (i) or subsection (ii) above but reduced in accordance with the following table to account for the commencement of his benefit payments before his Normal Retirement Date:

                                   Percentage of
                 Age at Benefit    Accrued Benefit
               Commencement Date   Payable

                   65, 64 or 63    100%
                   62               94%
                   61               88%
                   60               82%
                   59               75%
                   58               68%
                   57               61%
                   56               54%
                   55               47%
                   54               40%
                   53               33%
                   52               26%
                   51               19%
                   50               12%

     Straight line interpolation shall be used to determine benefits at fractional ages.

    If the Disabled Member recovers (as determined conclusively by the Plan Administrator under uniform standards consistently applied) prior to his Normal Retirement Date and returns to the employ of the Controlled Group Entities within a reasonable period of time, he shall be given credit for his prior Years of Service and his prior Credited Service, including his period of Total and Permanent Disability, in accordance with Section 3.02. If he does not return to the employ of a Controlled Group Entity within a reasonable period of time, he shall be deemed to have terminated his employment with the Controlled Group Entities as of the date he became Totally and Permanently Disabled, and the benefits, if any, to which he is entitled shall be calculated pursuant to Section 5.01 based on his Attained Age, his Years of Service and his Credited Service as of the date he became Totally and Permanently Disabled (excluding any Years of Service for which he would otherwise have been given credit under this subsection).

    (b) Cash Balance Plan Members. The Cash Balance Account of a Member who is determined to be Totally and Permanently Disabled and on or after January 1, 1999 shall continue to be maintained after his disability as provided in this subsection. Such Cash Balance Account shall be credited with Pay Credits and interest, calculated in accordance with Section 4.04 and assuming that the disabled Member earned Plan Year Compensation during his disability in an amount equal to his rate of Monthly Earnings in effect at the date immediately preceding his Total and Permanent Disability, until the earlier of the disabled Member's Normal Retirement Date, actual retirement or recovery from disability. In lieu of further crediting of Pay Credits and interest to his Cash Balance Account under the preceding sentence, a disabled Member may elect to receive the pension benefit described in Section 4.07 or Section 5.01, whichever is applicable, at any time.

          If a disabled Member begins receiving a pension benefit under this Section and later recovers from his disability and resumes employment with an Employer before attaining Normal Retirement Age, his pension benefit payments shall immediately cease, he shall have a Cash Balance Account reinstated for his benefit and he shall thereafter be eligible to receive Pay Credits and interest in accordance with Section 4.04. In addition, his reinstated Cash Balance Account shall be credited, as of his return to employment with the Employers, with an initial balance equal to his Cash Balance Account balance at the time he began receiving a pension benefit under this Section minus the Actuarial Equivalent (determined as of the date he began receiving a pension benefit under this Section) of those pension benefits paid to him under this Section.

    (c) VEDO Members. Disability benefits paid to a Member who is employed by Vectren Energy Delivery of Ohio, Inc. shall be determined in accordance with Section
          4.14 and the Dayton Pension Plan (as such term is defined in Section 4.14).

    Section 4.09. Nonforfeitability. A Member who reaches Attained Age sixty-five (65) while still in the employ of a Controlled Group Entity shall have a fully vested and nonforfeitable right to receive a Monthly Retirement Income determined in accordance with Section 4.03 or Section 4.04. A Member's Accrued Benefit under this Plan shall be deemed to be fully vested and nonforfeitable after completion of at least five
(5) Years of Service (or five (5) years of participation in the Indiana Gas Plan in the case of a Member who was a participant in the Indiana Gas Plan prior to January 1, 1976). The Accrued Benefits of any Employee who was a Member on January 1, 1989 shall also be fully vested and nonforfeitable as of January 1, 1990 regardless of that Employee's age or Years of Service.

    Section 4.10.  REA Transitional Rules.

     (a) Any living Member not receiving benefits on August 23, 1984 who would otherwise not receive the benefits prescribed by the previous Sections of this Article IV shall be given the opportunity to elect to have
          Section 4.02 apply if that Member was credited with at least one (1) Hour of Service under this Plan or under a predecessor plan in any Plan Year beginning on or after January 1, 1976 and he had completed at least ten (10) Years of Service when he terminated his employment with the Controlled Group Entities.

     (b) Any living Member not receiving benefits on August 23, 1984 who was credited with at least one (1) Hour of Service under this Plan or under a predecessor plan on or after September 2, 1974 and who is not otherwise credited with any Years of Service in any Plan Year beginning on or after January 1, 1976 shall be given the opportunity to have his benefits paid in accordance with subsection (d) below.

     (c) The respective opportunities to elect (as described in subsections (a) and (b) above) shall be afforded to the appropriate Members during the period commencing on August 23, 1984 and ending on the date benefit payments would otherwise commence to those Members.

     (d) Any Member who has elected pursuant to subsection (b) above and any Member who does not elect under subsection (a) above or who meets the requirements of subsection (a) above except that he had not completed at least ten (10) Years of Service when he terminated his employment with the Controlled Group Entities shall have his benefits distributed in accordance with all of the following requirements if his benefits would have been payable in the form of a life annuity:

          (i) Automatic joint and survivor annuity - if benefits in the form of a life annuity become payable to a married Member who:

                 (A  begins to receive payments under this Plan
                 )   on or after the Normal Retirement Date,

                 (B  dies on or after the Normal Retirement
                 )   Date while still working for an Employer,

                 (C  begins to receive payments on or after the
                 )   qualified early retirement age,

                 (D  terminates his employment with the
                 ) Controlled Group Entities on or after the Normal Retirement Date (or after attaining the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under this Plan and thereafter dies before beginning to receive such benefits;

                 then such benefits shall be paid under this Plan in the form of a qualified joint and survivor annuity unless the Member has elected otherwise during the election period. The election period shall begin at least six (6) months before the Member attains the qualified early retirement age and shall end not before the commencement of his benefit payments. Any election hereunder shall be in writing and may be changed by the Member at any time.

          (ii) Election of early survivor annuity - any Member who is employed by the Controlled Group Entities after attaining the qualified early retirement age shall be given the opportunity to elect during the election period to have a survivor annuity payable on his death. If the Member elects the survivor annuity, payments under such annuity shall not be less than the payments which would have been made to his Spouse under the qualified joint and survivor annuity if the Member had retired on the day before his death. Any election under this provision shall be in writing and may be changed by the Member at any time. The election period shall begin on the later of:

                 (A) the ninetieth (90th) calendar day before the Member attains the qualified early retirement age, or

                 (B) the date on which his Plan participation begins,

                 and shall end on the date the Member terminates his employment with the Controlled Group
                 Entities.

          (iii)  For purposes of this subsection (d):

                 (A)  Qualified early retirement age is the
                      latest of:

                      (1)  the earliest date under this Plan on
                           which a Member may elect to receive
                           payment of his vested benefits,

                      (2)  the first (1st) calendar day of the
                           one hundred and twentieth (120th)
                           month beginning before the Member
                           reaches the Normal Retirement Date,
                           or

                      (3)  the date on which the Member begins
                           his participation in this Plan.

                 (B) Qualified joint and survivor annuity is an annuity for the life of the Member with a survivor annuity for the life of his Spouse as described in Section 4.02.

    Section 4.11.  Retired and Former Member's Benefit Increases.

     (a) February 1, 1991 Benefit Increase. If a retired Member or the Beneficiary of a deceased Member is to receive a monthly benefit on February 1, 1991 and

          (i) if the Member's or deceased Member's retirement from the Controlled Group Entity occurred after his attainment of his Normal Retirement Date, Early Retirement Date or Late Retirement Date, whichever is applicable, and before January 1, 1990,

          (ii) if the Member died before January 1, 1990 while still employed by the Controlled Group Entity, or

          (iii) if the Member or deceased Member retired under the disability retirement provisions contained in the Central Plan,

          that Member or, if applicable, his Beneficiary shall receive an increase in such monthly benefit equal to the product of:

          (iv) three percent (3%) of such monthly benefit, times

          (v)    the lesser of:

                 (1)  nine (9) or

                 (2) the number of years (with fractional years computed to the nearest one-hundredths (0.01)) between the date on which the Member's retirement benefits commenced or, if the Member died before the commencement of his retirement benefits, the date on which benefits commenced to his Beneficiary and January 1, 1991;

          provided, however, that the minimum monthly increase to be provided by this Section to an eligible Member (or his Beneficiary) shall under no circumstances be less than the greater of five dollars ($5.00) or three percent (3%) of such monthly benefit being paid immediately before the increase.

     (b) January 1, 1999 Benefit Increase. If a retired Member, a former Member or the Beneficiary of a deceased Member is receiving a monthly benefit on January 1, 1999 and if the Member's or deceased Member's benefit commencement began before January 1, 1999, that Member or, if applicable, his Beneficiary shall receive an increase in such monthly benefit equal to the product of:

          (i) the monthly benefit amount payable immediately prior to January 1, 1999, and

          (ii) 1% times the amount, if any, by which the recipient's age (rounded down to the nearest whole year) as of January 1, 1999 exceeds sixty-five (65).

The effective date of this increase shall be January 1, 1999.

    Section 4.12. Special Rule for Certain Members Subject to Compensation Limits. For the portion of the benefits (other than the Cash Balance Benefit) payable to a Transitional IEI Member with at least sixty (60) Points at December 31, 1998 and notwithstanding anything contained in this Plan to the contrary and for the period before January 1, 1994, the following special rules shall apply:

     (a) A Member whose remuneration for any Plan Year beginning before January 1, 1989 that is counted in determining his Average Monthly Earnings in a Plan Year exceeds two hundred thousand dollars ($200,000) shall be entitled to a benefit equal to the larger of:

          (i)  a benefit determined under Section 4.03 or
               Section 2.01 of this Plan, whichever is
               applicable, or

          (ii) a benefit equal to the sum:

               (1) his benefit determined as of December 31, 1988 based on the provisions of this Plan then in effect, but based on his Average Monthly Earnings determined on December 31, 1988 without regard to the two hundred thousand dollar ($200,000) Plan Year limit, and

               (2)   his benefit earned for his Credited
                     Service completed after December 31, 1988 with his Average Monthly Earnings determined in accordance with the two hundred thousand dollar ($200,000) limit (as the limit is adjusted from time to time in accordance with Section 401(a)(17) of the Code).

     (b) Effective on and after January 1, 1994 and notwithstanding anything contained in this Plan to the contrary, a Member whose remuneration for any Plan Year beginning before January 1, 1994 that is counted in determining his Average Monthly Earnings exceeds the compensation limitation in effect for that Plan Year under Code Section 401(a)(17) shall be entitled to a benefit equal to the larger of:

          (i)  a benefit determined under Section 4.03 or
               Section 2.01 of this Plan, whichever is
               applicable, or

          (ii) a benefit equal to the sum:

               (1) his benefit determined as of December 31, 1993 based on the provisions of this Plan then in effect as described in the preceding paragraph; provided, however, that for purposes of determining the Member's December 31, 1993 benefit, the Code Section 401(a)(17) Plan Year compensation limit in effect on January 1, 1993, two hundred thirty-five thousand two hundred forty dollars ($235,240), shall be applied for all Plan Years between January 1, 1989 and December 31, 1993 to the extent permitted by the Code and by the Internal Revenue Service in its regulations, notices and/or announcements, and

               (2)   his benefit earned for his Credited
                     Service completed after December 31, 1993 with his Average Monthly Earnings determined in accordance with the one hundred and fifty thousand dollar ($150,000) limit (as the limit is adjusted from time to time in accordance with
                     Section 401(a)(17) of the Code).

     (c) For purposes of calculating a Participant's benefit for the period after December 31, 1993 under Subsection (b) of Section 4.03, the thirty-five (35) Credited Service year limit shall be reduced by each year of Credited Service completed by the Member between January 1, 1989 and January 1, 1994.

    Section 4.13. Additional Allocations to Cash Balance Account. In addition to the allocation made to a Member's Cash Balance Account under Section 4.04, the Members listed on
Exhibit E shall also be entitled to an additional allocation to their Cash Balance Account equal to the amount specified on Exhibit E; provided, however, that this additional amount shall only be allocated to the extent the Member is still employed by an Employer as of the effective date of the allocation. For purposes of crediting interest under Section 4.04, a Member whose additional amount is credited as of June 30, 2000 shall be deemed to have fifty percent (50%) of such allocation as part of his Cash Balance Account as of December 31, 1999 for purposes of determining interest credits under Section 4.04.

    Section 4.14. Vectren Energy Delivery of Ohio, Inc. Members. Notwithstanding anything contained herein to the contrary and in lieu of any other benefit payable under this Article or
Article V, the Members who were employed by Dayton Power & Light Company immediately prior to the DPL Acquisition (as defined in Section 2.66(h)) and who became employed by Vectren Energy Delivery of Ohio, Inc. immediately after the DPL Acquisition shall be entitled to retirement benefits payable at his Normal Retirement Date equal to:

     (a) the monthly benefit that would have been payable to him under the benefit formula in effect for the Retirement Income Plan of the Dayton Power and Light Pension Plan ("Dayton Pension Plan"), the terms of which are incorporated into (and made a part of) this Plan, by reference, at July 31, 2000, less

     (b)  the monthly benefit payable to him at his Normal
          Retirement Date under the Dayton Pension Plan;

provided, however, that in determining the amount of benefit payable under this Section, employment with Dayton Power and Light Company shall be counted in determining a Member's service for all purposes of this Plan. In addition, death benefits, early retirement benefits and termination benefits shall also be determined in accordance with the provisions of the Dayton Pension Plan with an offset for the benefits actually payable under the Dayton Pension Plan. Members who are not employed by Vectren Energy Delivery of Ohio, Inc. immediately after the DPL Acquisition but commence employment with Vectren Energy Delivery of Ohio, Inc. at a date later than immediately following the DPL Acquisition shall have their benefits under this Plan determined in accordance with provisions of this Plan other than this Section and shall not receive credit for any purposes of this Plan their period of employment with Dayton Power & Light Company.

                            ARTICLE V

                         OTHER BENEFITS


    Section 5.01. Termination of Employment. The Accrued Benefit and Cash Balance Benefit of a Member who terminates his employment after completing at least five (5) Years of Service shall be fully vested and nonforfeitable. The Member shall receive his benefit in accordance with Article IV, as applicable, commencing as of the first day of any month as elected by the terminated Member; provided, however, that the non-Cash Balance Benefit payable to a Transitional IEI Member shall not be payable earlier than any date permitted under Article IV.

    Commencing on the first (1st) calendar day of the month coincidental with or immediately following such election, a terminated Transitional IEI Member who has completed at least sixty (60) Points at December 31, 1998 shall be entitled to a Monthly Retirement Income equal to his Accrued Benefit (other than his Cash Balance Benefit) as of the date of his termination of employment but reduced in accordance with the following table to account for the commencement of his benefit payments before his Normal Retirement Date:

            Age at Which              Percentage of
     Benefit Payments Commence   Accrued Benefit Payable

                62                          94%
                61                          88%
                60                          82%
                59                          75%
                58                          68%
                57                          61%
                56                          54%
                55                          47%
                54                          40%
                53                          33%
                52                          26%
                51                          19%
                50                          12%

    Straight line interpolation shall be used to determine benefits at fractional ages.

    Subject to the provisions of Section 4.02, prior to the commencement of his Monthly Retirement Income a terminated Member may elect to receive the Actuarial Equivalent of his benefits in an optional form of payment. Notwithstanding anything expressed or implied herein to the contrary, if a terminated Member dies prior to the commencement of payment of his benefits hereunder, no Death Benefit shall be payable under this Plan except as otherwise provided in Section 5.02. Except as otherwise provided in this Section and Section 14.04, a Member whose employment with the Controlled Group Entities has terminated before his Normal Retirement Date and his completion of at least five (5) Years of Service shall not be entitled to any benefits under this Plan.

    Section 5.02.  Death Benefits prior to Benefit Commencement.
If a Member dies prior to the Annuity Starting Date, a death benefit may be payable under the circumstances described below.

     (a)  Amount and Form of Benefit.

          (i) Subject to the conditions set forth in subsection (d) hereof, on the death of a single or married active Member (whether or not vested in accordance with Section 5.1), vested Member or former Member, his Beneficiary, if his Beneficiary has survived him, shall be entitled to receive immediately a monthly benefit equal to the Actuarial Equivalent of one hundred percent (100%) of the Member's Cash Balance Benefit that would have been payable had the Member or former Member begun to receive benefits at Normal Retirement Date, payable as a single life annuity.

          (ii) The Beneficiary of the benefit described in (i) above may elect to receive the Cash Balance Account balance in lieu of the annuity provided for in (a)(i). Such election must be made by notification to the Plan Administrator within the ninety (90) day period ending on the date the death benefit is due to commence. Any election for a lump sum death benefit made under this subsection (ii) may be revoked by a Spouse during the specified election period. Such revocation shall be effected by written notification to the representative designated by the Plan Administrator. Following such revocation, another waiver under this subsection (ii) may be made at any time during the specified ninety (90) day election period.

          (iii) Notwithstanding anything contained herein to the contrary, with respect to a Transitional IEI Member who has completed at least sixty
                 (60) Points at December 31, 1998, who dies before his Annuity Starting Date and who is survived by a Spouse, his Surviving Spouse shall be entitled to a death benefit as provided below. Unless an optional form of benefit is selected within the Election Period pursuant to a Qualified Election, if any vested Member dies on or after the Earliest Retirement Age, but prior to his benefit commencement date, his Surviving Spouse (if any) should receive the benefits that would have been payable if that Member had begun to receive an immediate Qualified Joint and Survivor Annuity on the day before his date of death. The Surviving Spouse may elect to commence payment under such annuity within a reasonable period after the Member's death; provided, however, that if the benefits commence later than the date on which payments would have been made to the Surviving Spouse under a Qualified Joint and Survivor Annuity, the payment shall be actuarially adjusted consistent with Section
                 2.03 and Section 4.06 to reflect the delayed payment. Unless an optional form of benefit is selected within the Election Period pursuant to a Qualified Election, if any vested Member dies before the Earliest Retirement Age and before his benefit commencement date, his Surviving Spouse (if any) shall receive the benefit that would have been payable if that Member had terminated his employment with the Controlled Group Entities on his date of death, survived to the Earliest Retirement Age, retired with an immediate Qualified Joint and Survivor Annuity at the Earliest Retirement Age, and then died on the day after the Earliest Retirement Age; provided, however, that in the case of a vested terminated Member, his benefit shall be computed based on his Years of Service as of the date at which his employment with the Controlled Group Entities was actually terminated. A Surviving Spouse shall begin to receive payments at the Earliest Retirement Age unless that Surviving Spouse elects a later payment commencement date; provided, however, that if a later payment date is elected by the Surviving Spouse, the payments shall be actuarially adjusted consistent with Section
                 2.03 and Section 4.06 to reflect the later payment date. The death benefit described under this subsection (iii) shall only apply to the Transitional IEI Member's Accrued Benefit as determined under the formula in effect on December 31, 1998, and any death benefit payable to that Member's Spouse or other Beneficiary with respect to his Cash Balance Benefit shall be determined under the other provisions set forth in this Section.

     (b) Election to Defer. A Member's or former Member's surviving Spouse shall have the right to elect to defer payment of the death benefit until the date the Member would have reached his Normal Retirement Age, had he lived. A non-Spouse Beneficiary shall receive his or her benefit in the form of a single lump sum and not have the right to defer commencment of the benefit

     (c) Information to Members. The Plan Administrator shall provide a Member or former Member with information with respect to the pre-Annuity Starting Date death benefit which information shall be provided in a manner similar to the information with respect to the qualified joint and survivor annuity and in a manner which will reasonably assure that it will be received:
          (i) as soon as feasible after a Member becomes a Member hereunder; and (ii) also within the one-year period prior to the first day of the Plan Year in which the Member or former Member attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Member or former Member attains age 35. In the case of a terminated Member who is separated from service prior to the election period noted above, the Plan Administrator shall provide a terminated Member with the information within a one-year period following separation from service with respect to benefits accrued prior to separation from service. In the case of a Member who commences participation after age 32, the information shall be provided to the Member as soon as feasible after he became a Member, but no later than the end of the one-year period after he becomes a Member.

     (d) Election to Waive Pre-Annuity Starting Date Spouse's Death Benefit-General Rules. A Member or former Member who is married may waive the qualified pre-Annuity Starting Date death benefit for his Spouse and may designate an alternate Beneficiary to receive such benefits by designating an alternate Beneficiary, but only in accordance with the rules described below.

          The election period to waive the pre-Annuity Starting Date Spouse's death benefit shall be the period which begins on the first day of the Plan Year in which the Member attains age 35 and ends on the earlier of the date of the Member's or former Member's death or the Annuity Starting Date. In the case of a Member or former Member, the applicable election period with respect to benefits accrued before the date of such separation from service shall not begin later than such date.

          Notwithstanding the foregoing, the election period to waive the pre-Annuity Starting Date Spouse's death benefit shall not begin earlier than the date on which the Member or former Member is first married.

          Any election to waive the pre-Annuity Starting Date Spouse's death benefit shall not take effect unless the Spouse of the Member or former Member consents irrevocably in writing to such election and the Spouse's consent acknowledges the effect of such election, including the designation of a specific Beneficiary, and the Spouse's consent is witnessed by a Notary Public or authorized Plan representative.
          Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed qualified election the designated Beneficiary, and must be limited to a specific alternate Beneficiary. Any new waiver or change of Beneficiary will require a new spousal consent. The requirements of this paragraph may be waived if it is established to the satisfaction of the representative designated by the Plan Administrator that the consent may not be obtained because there is no Spouse or because the Spouse cannot be located or because of such other circumstances as may be prescribed by regulation, in which case a waiver will be deemed a qualified election.

          Any election to waive the pre-Annuity Starting Date Spouse's death benefit made under this Section may be revoked by the Member or former Member during the specified election period. Such revocation shall be effected by written notification to the representative designated by the Plan Administrator. Following such revocation, another waiver under this Section may be made at any time during the specified election period. A revocation of a prior waiver may be made at any time by a Member or former Member without the consent of the Spouse before the Annuity Starting Date. Any actual or constructive election under this paragraph having the effect of providing a Spouse's benefit automatically shall be revoked if the electing Member or former Member ceases to have a Spouse during the election period, except to the extent required under a qualified domestic relations order. However, if the electing person subsequently remarries, the election automatically will be reinstated at that time but will be treated as a new election.

    Section 5.03.  Post Retirement Death Benefits.  When a
Retired or Disabled Member who is receiving benefit payments hereunder dies, his Beneficiary shall be entitled to any benefits due under the basic or elected optional form of payment of his Monthly Retirement Income.

    Section 5.04. Small Benefits. Notwithstanding any other provisions of this Plan and effective on and after January 1, 1990, if the Actuarial Value of a terminated or retiring Member's vested Accrued Benefit, including his Cash Balance Benefit or, if applicable, the Death Benefits payable to a Surviving Spouse under Section 5.02 as calculated on or after termination or retirement and on or before the Annuity Starting Date, when aggregated with any earlier distribution, is greater than five thousand dollars ($5,000) but not greater than ten thousand dollars ($10,000), that Member or, if applicable, his Surviving Spouse shall be permitted to elect that the Actuarial Value of the benefits be paid in a single lump sum payment no later than the last calendar day of the Plan Year following the Plan Year in which that Member's employment termination date occurred; provided, however, that if the Actuarial Value of a terminated or retiring Member's vested Accrued Benefit, Cash Balance Benefit or, if applicable, the Death Benefits payable to a Surviving Spouse under Section 5.02 as calculated on or after termination or retirement and on or before the Annuity Starting Date is and has at no earlier time after the Member is first entitled to begin to reserve benefits under this Plan not greater than five thousand dollars ($5,000) and has not at any time exceeded such amount, the Actuarial Value of the benefits shall automatically be paid in a single lump sum payment no later than the last calendar day of the Plan Year following the Plan Year in which that Member's employment termination date occurred. The election of the Member and the witnessed consent of the Member's Spouse shall be obtained in writing within the ninety (90) calendar day period ending on the Annuity Starting Date after receiving notification which satisfies the requirements under Section 417(a)(3) of the Code. For purposes of this Section 5.04, if the present value of a Member's vested Accrued Benefit and vested Cash Balance Benefit is zero (0), that Member shall be deemed to have received a distribution of his vested Accrued Benefit and Cash Balance Benefit. No voluntary or involuntary cashout, regardless of the dollar amount, shall be permitted under this
Section 5.04 after a Member's Annuity Starting Date.

    Section 5.05. Commencement of Benefits. Unless a Member otherwise elects an earlier or later payment commencement date as herein provided, the payment of his benefits shall commence not later than sixty (60) calendar days after the last calendar day of the Plan Year in which occurs the latest of:

     (a)  that Member's reaching Attained Age sixty-five (65),

     (b)  the tenth (10th) anniversary of that Member's
          Participation Date, or

     (c) that Member's termination of employment with the Controlled Group Entities;

provided, however, that except as otherwise permitted under
Section 5.04 or provided in Section 5.10, the payment of benefits to a Member shall commence on or before April 1 of the calendar year following that Member's taxable year in which the Member reaches age seventy and one-half (70 1/2) or, if the Member has not reached age seventy and one-half (70 1/2) before January 1, 1999 and is not a five percent (5%) owner of an Employer (within the meaning of Section 416 of the Code) but only if later, the April 1 of the calendar year immediately following the Member's taxable year in which that Member's employment with the Controlled Group Entities is terminated; provided, further, that to the extent benefits commence after the April 1 following the Member's taxable year that he reaches age seventy and one-half (70 1/2), the benefits shall be increased actuarially, as determined in accordance with Section 2.03 and applicable Treasury regulations, to take into account the period after the April 1 following the Member's taxable year that he reaches age seventy and one-half (70 1/2) during which benefits are not paid.

    Section 5.06. Cessation of Benefit Payments to Reemployed Members. Notwithstanding any other provisions of this Plan, if any retired or terminated Member shall be reemployed by a Controlled Group Entity on a regular full-time basis after his retirement or termination date and shall complete at least eighty
(80) Hours of Service per month, he shall be treated the same as a Member continuing in the employ of the Controlled Group Entities and that portion of his Monthly Retirement Income under
Article IV or under Article V which is attributable to contributions made on his behalf by the Employers shall, to the extent already in pay status, be suspended for such period as is permitted under Section 5.05 and as he shall remain employed by the Controlled Group Entities on a regular full-time basis and complete at least eighty (80) Hours of Service per month. Suspension of benefit payments to any such reemployed Member shall be made only after written notice has been given to him by personal delivery or certified mail, and such benefit suspensions shall comply with all requirements then imposed pursuant to
Section 2530.203-3 of the Department of Labor Regulations (Chapter 29 of the Code of Federal Regulations) which are incorporated herein by reference.

    Except as otherwise expressly provided herein and for the Non-Cash Balance Benefit portion of the Plan, the Years of Service of such a reemployed Member shall include the period of his employment by the Controlled Group Entities without a Break in Service prior to his initial retirement or termination date and, except as otherwise provided herein, the period of his employment by the Controlled Group Entities without a Break in Service subsequent to his reemployment, but except as otherwise expressly required herein such a reemployed Member's Years of Service shall not include any service during the period commencing with his initial retirement or termination date and ending on the calendar day immediately preceding the date he resumed employment with an Employer.

    The initial balance of his Cash Balance Account upon his reemployment shall equal his undistributed Cash Balance Account (as adjusted to reflect additional interest credits under Section 4.04) attributable to his prior period of participation in this Plan; provided, however, that if the Member's benefit is being paid in a form of an annuity and payments are suspended under this Section 5.06, the annuity benefit shall first be converted to a life annuity under Section 2.03, if not already in the form of a life annuity, and shall then be converted from a single life annuity to an Acturial Equivalent lump sum. The Monthly Retirement Income otherwise payable under this Plan to that Member after his period of reemployment on a regular full-time basis by the Employers ends (whose benefit is not converted into a Cash Balance Account) shall also be reduced by the Actuarial Equivalent of the Monthly Retirement Income payments, if any, which he previously received from this Plan to the extent and in the manner permitted under the aforesaid regulations.

    Section 5.07. Benefit Decreases Not Permitted. Notwithstanding any other provisions of this Plan, the benefits payable hereunder with respect to any Member shall not be decreased by reason of any increase in the benefit levels or wage base under Title II of the Federal Social Security Act or under the Railroad Retirement Act of 1937 if the increase takes place after the later of:

     (a)  September 2, 1974, or

     (b) the earlier of the date payment of any benefits under this Plan to that Member, his Spouse or other
          Beneficiary commences or the date upon which the employment by the Controlled Group Entities of a Member who has a nonforfeitable right to benefits under this Plan terminates.

    Section 5.08. Data. Members, former or retired Members and the Spouse or other Beneficiary of any deceased Member shall furnish to the Plan Administrator or Trustee such documents, evidence or information as the Plan Administrator or Trustee may consider necessary or desirable for the purpose of administering this Plan or to protect the Plan Administrator or Trustee; and it shall be a condition of this Plan that each such person shall furnish such information promptly and sign such documents as the Plan Administrator or Trustee may require before any benefits become payable under this Plan. Failure to furnish such information or to sign such documents shall not result in any forfeiture but shall be deemed to be a voluntary election to postpone payments hereunder. No interest shall be paid on benefits as to which the time of commencing payment has been postponed as herein provided.

    Section 5.09. No Duplication of Benefits. Except as provided in Section 2.64 and Section 3.02 of this Plan and notwithstanding any other provisions of this Plan, a Member shall not be entitled to any benefits hereunder with respect to any period of service with the Employers during which he is accruing benefits under, or is a participant in, any other tax qualified defined benefit pension plan towards which the Employers make contributions on his behalf; nor shall he be entitled to any benefits if, upon his retirement, he qualifies for any other benefits under a tax qualified defined benefit pension plan (other than benefits under the Federal Social Security Act) in whole or in part financed by the Employers; nor shall the benefits payable hereunder to any reemployed Employee exceed the benefits he would otherwise have received had his employment by the Employers been continuous. It is the intent of the Employers that no Member shall receive greater benefits under this Plan by virtue of the termination of an employment with the Employers and his subsequent reemployment by an Employer or by virtue of the termination of his status as an eligible Employee and his subsequent resumption of eligible Employee status than those benefits to which he would have been entitled under this Plan assuming there had been no interruption in his employment by the Employers or in his status as an eligible Employee. This Plan shall be construed and interpreted in accordance with the above restrictions and in such manner as to prevent any duplication of benefits based on the same periods of employment by the Employers.

    Section 5.10. Direct Transfers. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section, the following terms shall have the meanings set forth below:

     (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten (10) years or more; (2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and
          (3) the portion of any distribution that is not includible in gross income.

     (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

     (d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

    Section 5.11.  Eligibility for Special Retirement Benefit.  A
Member:

     (a) who on the effective date of the Vectren Merger was an Employee;

     (b)  who:

          (i) is not offered employment with an Employer on and after the Vectren Merger;

          or

          (ii) is offered employment with the Employers but does not accept the offer because:

               (A)  the employment requires relocation to
                    Evansville, Indiana, or

               (B) the position has a base salary which is less than 90% of the base salary of the Member's current position or results in a demotion (as determined by the Plan Administrator in its sole and complete discretion);

     (c) who continues employment with the Employers after the Vectren Merger until the Vectren Release Date (as such term is defined below);

     (d) who is not an officer of the Company or of a wholly owned, direct or indirect, subsidiary of the Company and who does not have in effect an employment agreement with the Company or a Company subsidiary,

     (e) who was a Member on the date on which his employment with the Employers is terminated, and

     (f) who, to the extent required by the Company, executes a release on the form provided by the Company shall be entitled to the benefits described in Section 5.12.

    For purposes of this Article, the term "Vectren Release Date" shall mean for each Member the date after the Vectren Merger established by the Company for the Member through which the Member must remain employed to be eligible for the special benefits described in Section 5.12 or such other date consented to by the Senior Vice President, Human Resources and Administration of the Company. A Member whose employment is terminated for reasons other than the reasons set forth above in this Section shall not be eligible for the benefits described in
Section 5.12. Notwithstanding anything contained herein to the contrary, the Company may restrict the eligibility, in whole or in part, to any Member who is a highly compensated participant (as such term is defined in Section 414(q) of the Code) to the extent necessary for the Plan to meet the requirements of Section 401(a)(4) of the Code.

    Section 5.12. Amount of Special Retirement Benefit. In addition to the Member's benefits payable under other Sections of this Plan a Member eligible under Section 5.11 shall be entitled to a special benefit ("Special Benefit") determined in the following manner. The Special Benefit, expressed as a single lump sum, shall be equal to the product of:

     (a)  102.35% and

     (b)  the product of:

          (i) the Member's rate of base salary, expressed as a weekly amount, in effect immediately prior to the Member's termination of employment with the Employers, and

          (ii) a number equal to the sum of:

               (A) the number of Member's Years of Service, rounding up any fractional Year of Service to the nearest whole number, and

               (B)   the number determined by dividing the
                     Member's base salary, expressed as an
                     annual amount, in effect immediately prior to the Member's termination of employment with the Employers, by $5,000 and rounding up to the nearest whole number;

               provided, however, that the number under this subsection (ii) shall under no circumstances be less than four (4) nor more than twenty-six (26).

The Special Benefit shall be fully vested and nonforfeitable regardless of the Member's Years of Service. Payment of the Special Benefit shall be effected in accordance with the following rules:

     (1) If the sum of the Actuarial Value of the Member's Accrued Benefit payable under this Plan and the Special Benefit is equal to or less than $5,000, the Special Benefit shall be paid in a single lump sum as soon as practicable after the Member's termination of employment.

     (2) If the sum of the Actuarial Value of the Member's Accrued Benefit payable under this Plan and the Special Benefit is greater than $5,000 and unless (pursuant to a Qualified Election) the Member elects to receive the Special Benefit in a single lump sum payable as soon as practicable after the Member's termination of employment, the Special Benefit shall be converted in the manner set forth below to provide additional monthly retirement income in the form of a Qualified Joint and Survivor Annuity. The conversion of the Special Benefit to a Qualified Joint and Survivor Annuity shall be effected by applying the Applicable Interest Rate and the applicable mortality table described in the last paragraph of Section 2.03.

     (3) With respect to any Member whose Special Benefit is not paid in an immediate lump sum, the Member may elect for the monthly benefit to commence immediately or, at the option of the Member (but only if later), to commence as of the Member's Normal Retirement Date. If the Member's Annuity Starting Date is before the Member's Normal Retirement Date, the amount of monthly benefit payable shall be the Actuarial Equivalent to the amount which would have been payable at his Normal Retirement Date.

     (4) Notwithstanding anything contained herein to the contrary, commencement of the Special Benefit may be delayed until as soon as practicable after the release described in Section 5.11(e) becomes irrevocable.

                           ARTICLE VI

                         ADMINISTRATION


    Section 6.01. Administration and Claims Appeal. The Plan Administrator shall rely on the records of the Employers, as certified to it, with respect to any and all factual matters dealing with the employment of an Employee or Member. In case of any factual dispute hereunder, the Plan Administrator shall resolve such dispute, giving due weight to all evidence available to it. The Plan Administrator shall interpret this Plan and shall determine all questions arising in the administration, interpretation and application of this Plan. All such determinations shall be final, conclusive and binding except to the extent that they are appealed under the following claims procedure which shall be administered in accordance with Section 503 of the Act. If the written claim of any person to all or any part of any payment or benefit under this Plan shall be denied, the Plan Administrator shall provide to the claimant, within ninety (90) calendar days after receipt of such written claim, a written notice setting forth, in a manner calculated to be understood by the claimant:

     (a)  the specific reason or reasons for the denial,

     (b) specific references to the pertinent Plan provisions on which the denial is based,

     (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary, and

     (d)  an explanation of this Plan's claim review procedure.

    Within sixty (60) calendar days after receipt of the above material, the claimant shall have a reasonable opportunity to request in writing a full and fair review of the claim denial by the Plan Administrator. The claimant or his duly authorized representative may, but only within the sixty (60) calendar day period:

     (e)  request a review upon written notice to the Plan
          Administrator,

     (f)  review pertinent documents, and

     (g)  submit issues and comments in writing

    A decision on review by the Plan Administrator shall be made not later than sixty (60) calendar days after receipt of a written request for review, unless special circumstances require an extension of time for processing, in which event a decision on review shall be rendered as soon as possible but in no event later than one hundred and twenty (120) calendar days after receipt of such written request. The Plan Administrator's decision on review shall be written and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision on review is based.

    Section 6.02. Trustee Direction. The Secretary of the Plan Administrator shall direct the Trustee in writing to make payments from the Trust Fund to Members who qualify for such payments hereunder, as certified to it by the Actuary. Such written order to the Trustee shall specify the name of the Member, his address, his Social Security number and the amount and frequency of such payments.

    Section 6.03. Nondiscriminatory Actions. The Plan Administrator shall not take action or direct the Trustee to take any action with respect to any of the benefits provided hereunder or otherwise in pursuance of the powers conferred herein upon the Plan Administrator which would be discriminatory in favor of Members or Employees who are officers, shareholders or highly-compensated employees or which would result in benefiting one (l) Member or group of Members at the expense of another or in the application of different rules to substantially similar sets of facts.

    Section 6.04.  Fiduciary Responsibilities.  The powers of the
Plan Administrator shall be specifically subject to the allocation of fiduciary responsibilities contained in Article
VIII.

    Section 6.05. Agents. The Plan Administrator may employ such counsel (who may, but need not, be counsel to an Employer or to the Trustee), accountants and other agents as it shall deem advisable. The Employers shall pay, or cause to be paid from the Trust Fund to the fullest extent then permitted under the Act and under the Code, the reasonable compensation of such counsel, accountants and other agents and any other reasonable expenses incurred by the Plan Administrator in the administration of this Plan and the Trust Fund.

ARTICLE VII
                            FINANCING


    Section 7.01. Intent to Contribute. It is the intention of the Employers on a pro rata basis, but they do not guarantee to do so, to deposit with the Trustee from time to time the funds actuarially necessary to provide the benefits under this Plan, in a manner consistent with the funding standards mandated by the Act and by the Code.

    Section 7.02. Expenses. To the extent permitted under the Act and under the Code, all reasonable expenses of administering this Plan and the Trust Fund shall be paid from the Trust Fund; provided, however, that notwithstanding the above, the Company may, but is not required to, elect to have such expenses paid directly by the Employers.

    Section 7.03. Funding Standard Account. A funding standard account shall be established and maintained, so that it may be determined whether or not the Employers have complied with minimum funding standards under the Act and under the Code.

                          ARTICLE VIII

                   THE TRUST FUND AND TRUSTEE


    Section 8.01. Exclusive Benefit. Simultaneously with the execution and delivery of this Plan and the Trust Agreement and subject to any regulatory waiting periods, the Company directed the funding agents of the Indiana Gas Plan and of the Central Plan to transfer the assets attributable thereto to the Trustee. Such funds and such other funds or securities that shall be deposited with the Trustee under the terms hereof, and any increment thereto and income therefrom, shall constitute the Trust Fund established hereunder and shall be held by the Trustee in trust in a manner consistent with the objectives of this Plan and requirements imposed under the Code and under the Act for the exclusive benefit of Members, Retired Members and Disabled Members or their Beneficiaries or Spouses. The Trustee shall hold and dispose of the pension fund in trust for the sole and exclusive benefit of the Participants, their spouses or other Beneficiaries (or estates) upon and subject to the provisions of this Plan and to the provisions of the Trust Agreement.

    Section 8.02. Trust Fund Purpose. The Trust Fund is established and proposed to be continued in order to provide benefits for Employees who are Members in the event of their Total and Permanent Disability, Early, Normal, Late or Special Retirement, other termination of employment, and under certain conditions, Death Benefits for Spouses of deceased Members, all in accordance with the terms and provisions of this Plan and requirements imposed under the Code and under the Act.

    Section 8.03. Investment Manager. Notwithstanding anything to the contrary herein contained and except as otherwise provided by the Trust Agreement, the Company may appoint an investment manager or managers to manage all or a portion of the assets of the Trust fund for which the Trustee is responsible for the investment thereof; provided, however, that during any period in which there is in existence an investment committee for the Plan appointed by the Board of Directors of the Company, the power to appoint an investment manager or managers shall reside with such investment committee. If the Company or, if applicable, the investment committee appoints an investment manager to manage the Trust Fund, in whole or in part, and delivers to the Trustee a copy of the instruments appointing the investment manager and evidencing the investment manager's acceptance of such appointment, an acknowledgment by the investment manager that it is a fiduciary under this Plan and under the Act and a certificate evidencing the investment manager's current registration under the Investment Advisers Act of 1940, the Trustee shall be fully protected in relying upon such instruments and certificate until otherwise notified in writing by the Company.

    Section 8.04. Expenses. The Employers on a pro rata basis shall pay, or cause to be paid from the Trust Fund to the fullest extent then permitted under the Act and under the Code, all necessary expenses that may arise in connection with the administration of the Trust Fund. The Company and the Trustee shall enter into a separate written agreement as to the amount of the Trustee's fees. If such expenses or fees are not paid directly by the Employers, the Trustee may deduct them from the earnings or corpus of the Trust Fund to the extent then permitted under the Act and under the Code.

    Section 8.05. Investment Committee Directions. Notwithstanding anything contained in this Article VIII to the contrary and except as otherwise provided by the Trust Agreement or by the Act or by the Code, it shall be the duty of the Trustee to act strictly in accordance with any investment recommendations or directions of the Investment Committee as to all of the Trust Fund or a portion thereof. Except as otherwise provided by the Act or by the Code, the Trustee shall be under no duty to question any such recommendation or any such direction of the Investment Committee or to review any securities or other property held in the Trust Fund pursuant to such recommendations or directions.

    Section 8.06. Establishment of Section 401(h) Account. Effective on and after January 1, 1995, the Company may elect to make contributions to a separate account maintained by the Trustee in accordance with Code Section 401(h) ("401(h) Account). In such event, the Company shall expressly designate the amount to be allocated to the 401(h) Account. The amounts held in the 401(h) Account, if any, shall be applied to provide post retirement medical benefits to the covered Members and their spouses and other beneficiaries; provided, however, that only Members whose retirement benefits hereunder are in pay status shall be eligible for benefits hereunder; provided, further, that no amounts shall be applied to provide such benefits to key employees (as such term is defined under Section 14.02) unless the amounts are paid from separate sub-accounts of the 401(h) Account maintained in the name of each such key employee. The expenses eligible for reimbursement shall be limited to medical expenses as defined in Code Section 213(e)(1). The maximum Plan Year reimbursement which may be made to a Member and his spouse and other beneficiaries shall not exceed an amount established by the Company at the time of the first contribution. The medical benefits provided hereunder must be subordinate to the retirement benefits provided hereunder, and the aggregate Employer contributions to be allocated to the 401(h) Account may not exceed twenty-five percent (25%) of the aggregate contributions made by the Employers to provide retirement benefits for the period beginning on January 1, 1995. The amounts contributed to the 401(h) Account must be reasonable and ascertainable, be applied only for medical benefits (and not retirement benefits) and may not be returned to the Employers until after the satisfaction of all liabilities, and once satisfied, any remaining funds in the 401(h) Account shall be returned to the Employers. If a Member's interest in the 401(h) Account is forfeited, the forfeiture amount shall reduce the amount required to be contributed by the Employers under this Section.

                           ARTICLE IX
             RESERVATION OF RIGHTS BY EMPLOYERS AND
                LIMITATIONS ON RIGHTS OF MEMBERS

    Section 9.01. Plan Voluntary. Although it is the intention of the Employers that this Plan shall be continued and contributions made regularly for each Plan Year, this Plan is entirely voluntary on the part of the Employers and the continuance of this Plan and the payments hereunder are not assumed as a contractual obligation of the Employers. The Employers do not guarantee or promise to pay or to cause to be paid any of the benefits provided by this Plan.

    Section 9.02. Right to Modify Plan. Vectren Corporation specifically reserves the right in accordance with Article X, to modify, suspend, in whole or in part, at any time or from time to time and for any period or periods or to discontinue at any time the contributions specified in Article VII.

    Section 9.03. Employment Rights Not Affected. This Plan shall not be deemed to constitute a contract between the Employers and any Member or to be a consideration or an inducement for the employment of any Member or Employee. Nothing contained in this Plan shall be deemed to give any Member or Employee the right to be retained in the service of the Employers or to interfere with the right of the Employers to discharge any Member or Employee at any time, regardless of the effect which such discharge shall have upon him as a Member of this Plan.

    Section 9.04. Payment from Other Plans. If any Member is or becomes or upon proper application would become entitled to a pension or other benefits under any other tax qualified defined benefit pension plan of which the Employers have borne or of which Richmond Gas Corporation or Terre Haute Gas Corporation has borne, or are required to bear, any part of the cost, the Monthly Retirement Income payable to that Member under the provisions of this Plan shall be reduced to reflect the Actuarial Value of the benefits payable under such other tax qualified defined benefit pension plan to the extent that credit is granted under both plans for the same Years of Service; provided, however, that if any such other qualified defined benefit plan has a similar offset applicable to benefits accrued under other qualified defined benefit plans funded by the Employers, by Richmond Gas Corporation or by Terre Haute Gas Corporation, benefits under this Plan attributable to the same period of service shall first be offset under this Plan before the offset described above is applied for such other plan. The term "other tax qualified defined benefit pension plan" shall not include any plan or program under which benefits are provided wholly or in part by public funds, State or Federal.

    Section 9.05. Spendthrift Provision. None of the benefits under this Plan shall be subject to the claims of creditors of Members, Retired Members or Disabled Members or of their Spouses or other Beneficiaries and such benefits shall not be subject to attachment, garnishment or any other legal or equitable process. Neither a Member, a Retired Member, a Disabled Member, a Beneficiary nor a Spouse may assign, sell, borrow on or otherwise encumber any of his beneficial interest in the Trust Fund, nor shall any such benefits be in any manner liable for or subject to the deeds, contracts, liabilities, engagements or torts of any Member, Retired Member, Disabled Member, Beneficiary or Spouse. Notwithstanding anything in this Plan to the contrary, a Member's Spouse, Surviving Spouse, Beneficiary or any other person claiming benefits on behalf of a Member shall have absolutely no rights whatsoever under this Plan prior to the death of that Member. It is the intention of the Employers that benefit payments hereunder shall be made only at the times, in the amounts and to the payees as specified in this Plan regardless of any marital dissolution, bankruptcy or other legal proceedings to which such payees may be a party. The preceding sentences shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member pursuant to a domestic relations order, unless such order is determined by the Plan Administrator to be a qualified domestic relations order as then defined in Section 414(p) of the Code. A domestic relations order entered before January 1, 1985 shall be treated as a qualified domestic relations order only if payment of benefits pursuant to that order had commenced as of such date.

    Section 9.06. Intent and Reversions. It is intended that this Plan and the Trust Agreement shall continue to be approved and qualified by the Internal Revenue Service as meeting the requirements of the Code with respect to employee plans and trusts:

     (a) so as to permit the Employers to deduct for federal income tax purposes the amount of their contributions to the Trust Fund,

     (b) so that contributions so made and the income of the Trust Fund shall not be taxable to Members as income until received, and

     (c) so that the income of the Trust Fund shall be exempt from federal income tax.


    If the Commissioner of Internal Revenue or his delegate rules that a deduction for all or any part of an Employer's contribution is not allowed, that Employer shall recover, within one (l) year after the disallowance of such deduction, that portion or all of its contribution for which no deduction is allowed. In addition, if an Employer makes a contribution as the result of a mistake in fact, that Employer reserves the right to recover the amount of such contribution, within one (l) year following the date the contribution was transferred to the Trustee.

                            ARTICLE X

                           AMENDMENTS

    Subject to such advance written notice as may be required under the Act or under the Code, the Chief Executive Officer or the President of the Company reserves the right at any time and from time to time, without the consent of Members, active or retired, Spouses, Beneficiaries or any person or persons claiming through them, to modify or amend, in whole or in part, any or all of the provisions of this Plan, including specifically the right to make any such amendments effective retroactively, if necessary, to bring this Plan into conformity with governmental regulations under the Act or under the Code which must be complied with in order to make this Plan eligible for tax benefits; provided, however, that no such modification or amendment shall:

     (a)  effect any discrimination among the Members;

     (b) increase the duties or responsibilities of the Trustee without its written consent;

     (c) cause or permit any part of the Trust Fund to be diverted to purposes other than for the sole and exclusive benefit of the Members, Retired Members or Disabled Members or their Spouses or other
          Beneficiaries or permit or cause any portion of the Trust Fund to revert to or to become the property of the Employer except to the extent otherwise permitted in Section 9.06 or in Section
          11.05 and then permitted by the Act and by the Code; or

     (d)  change the vesting schedule in Section 5.01 or in
          Section 14.04 unless each Member who had completed three (3) or more Years of Service prior to the effective date of such alteration, amendment, modification, revocation or termination is permitted to elect, within sixty
          (60) calendar days after the latest of the date on which the amendment is adopted, the date on which the amendment is effective or the date on which he is notified in writing by the Plan
          Administrator of his rights under this subsection
          (d), to have his vested interest determined without regard to such alteration, amendment, modification, revocation or termination;

provided, further, that no such modification or amendment on or after July 30, 1984 (including a change in the actuarial basis for determining optional or early retirement benefits) shall be effective to the extent that it has the effect of decreasing a Member's Accrued Benefit; provided, further, that the Board of Directors of the Company must approve any Plan amendment that results in an increase in benefits and costs to the Company with a present value (as determined by the Actuary) as of the date of the amendment in excess of one million dollars ($1,000,000).

                           ARTICLE XI

          PERMANENT OR TEMPORARY DISCONTINUANCE OF PLAN


    Section 11.01. Termination by Board of Directors. Subject to such advance written notice or other requirements as may be required under the Act or under the Code, any Employer, by action of its Board of Directors, may suspend contributions to the Trust Fund for any Plan Year and may terminate this Plan, in whole or in part, at any time with respect to that Employer's Employees.

    Section 11.02. Valuation and Apportionment. If any Employer terminates this Plan or permanently suspends its contributions to the Trust Fund or if a termination, in whole or in part, is deemed to have occurred by operation of law with respect to that Employer's Employees, the Plan Administrator shall direct the Trustee to compute the value of the Trust Fund held for the benefit of affected Members, Retired Members, vested terminated Members, Disabled Members, Spouses and Beneficiaries otherwise eligible to receive benefits hereunder. The Plan Administrator, based upon the certification of the Actuary, shall apportion the amount so valued to all such affected Members, Retired Members, vested terminated Members, Disabled Members, and/or their Spouses or other Beneficiaries in shares as determined in Section 11.03, but subject to the provisions of Section 11.06.

    Section 11.03. Allocation of Trust Fund. The value of that portion of the Trust Fund remaining after providing for the reasonable expenses of administration of this Plan and of the Trust Fund to the fullest extent then permitted under the Act and under the Code shall be allocated for purposes of paying Monthly Retirement Income, Disability Payments and Death Benefits in the order of precedence and in the amounts indicated in Section 4044 of the Act according to the principles set forth therein.

    The allocation of the Trust Fund in accordance with this
Section 11.03 shall be based on the method of payment of Monthly Retirement Income, Disability Payments or Death Benefits specified in this Plan. If the Trust Fund assets on or after the date of termination are insufficient to fund all benefits within any class, the benefits of all lower order of precedence shall be unfunded and the assets shall be allocated among Members of that class on the basis of their respective actuarial reserves, subject to the provisions of Section 4044 of the Act.

    Section 11.04. Outstanding Expenses. In the event of failure of an Employer upon termination of this Plan with respect to its Employees to pay or to reimburse the Trustee or the Actuary for the then outstanding charges or expenses incurred hereunder, the Trustee, subject to any limitations then imposed under the Act and under the Code, is empowered to satisfy such claims by lien upon the Trust Fund, prior to making any allocation to affected Members, vested terminated Members, Retired Members, Disabled Members and their Spouses or other Beneficiaries under this Plan in accordance with Section 11.02 and Section 11.03.

    Section 11.05. Distribution. The application of the Trust Fund on the foregoing basis shall be calculated by the Actuary and certified to the Trustee by the Plan Administrator as of the date on which this Plan was terminated. Subject to the restrictions of the Act and of the Code, when the calculations shall be completed, the interest of each affected Member, vested terminated Member, Retired Member, Disabled Member, Beneficiary and Spouse shall continue to be held in the Trust Fund pursuant to the terms of Section 11.03 shall be liquidated and each of their interests distributed to them in the form of annuity contracts; provided, however, that any funds remaining after the satisfaction of all liabilities to Members, vested terminated Members, Retired Members, Disabled Members, Beneficiaries and Spouses under this Plan, if due to erroneous actuarial computation, shall be returned to the applicable Employers to the fullest extent then permitted under the Code and under the Act. The terms of any annuity contract purchased and distributed pursuant to this Section 11.05 shall comply with the terms of this Plan and with all requirements imposed by the Act or by the Code, including but not limited to Spousal consent requirements. Any such annuity contracts shall be nontransferable.

    Section 11.06. Temporary Restriction on Benefits. Notwithstanding any provisions contained herein to the contrary, the amount of the Trust Fund assets contributed by the Employers under this Plan which may be used in any Plan Year for the benefit of any Member, including a vested terminated Member or a Retired Member, who was among an Employer's twenty-five (25) most highly-compensated employees for such Plan Year (herein referred to as a "Highly Compensated Employee") or the Beneficiary of any such Highly Compensated Employee shall be subject to the restrictions described below:

     (a) In the event of Plan termination, the benefit of any Highly Compensated Employee shall be limited to a benefit that is non-discriminatory under
          Section 401(a)(4) of the Code.

     (b)  The annual payments to a Highly Compensated
          Employee shall be restricted to an amount equal to the payments that would be made on behalf of such Highly Compensated Employee under a single life annuity as the Actuarial Equivalent of the sum of such Highly Compensated Employee's Accrued
          Benefit and other benefits payable under the Plan; provided, however, that the restrictions in the subsection (b) shall not apply if:

          (i)   after payment to such Highly Compensated
                Employee of all benefits (as such term is defined below), the value of Plan assets equals or exceeds one hundred and ten percent (110%) of the value of current liabilities (as defined in Section
                412(l)(7) of the Code), or
          (ii) the value of the benefits (as such term is defined below) is less than one percent
                (1%) of the value of current liabilities
                (as defined in Section 412(l)(7) of the
                Code).

For purposes of this Section, the term "benefit" includes loans in excess of the amount set forth in Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living employee and any death benefits not provided for by insurance on the employee's life. This Section 11.06 is intended to meet the requirements of Section 1.401(a)(4)-5 of the Income Tax Regulations and shall be interpreted consistent with such Regulations.

    Section 11.07. Statutory Vesting. Notwithstanding any other provisions of this Plan (except the provisions of Section 11.06), should this Plan terminate or partially terminate, the rights of all affected past or present Members to benefits accrued to the date of such termination or partial termination, but only to the extent then funded, shall be and become fully vested and nonforfeitable regardless of the affected Members' ages or Years of Service. To the extent that such benefits are not funded, they shall become vested and nonforfeitable in accordance with
Section 4.07, Section 5.01 or, if applicable, Section 14.04.

                           ARTICLE XII

                             ACTUARY


    Section 12.01. Calculations and Assumptions. The Actuary shall make all actuarial calculations and perform all duties required of him hereunder. In making an actuarial valuation of this Plan and of the Trust Fund from time to time, the Actuary may rely upon the written statement of the Trustee concerning the assets in the Trust Fund and shall not be required to make any independent calculations with respect thereto. The Actuary shall certify to the Employers in writing the results of the calculations required of him, and the Employers may rely thereon. In making all calculations hereunder, the Actuary shall use such actuarial tables as he deems appropriate but he shall use the same tables in making all calculations during a specified period. The Actuary shall employ actuarial assumptions and methods which are reasonable under applicable laws. The Actuary may, to the extent then permitted under the Act and under the Code, from time to time change the actuarial tables and other assumptions used by him hereunder.

    Section 12.02. Valuation. The Actuary shall perform periodically an actuarial valuation of this Plan and of the Trust Fund and shall certify to the Employers in writing the results of the valuation. The Actuary in his actuarial valuation shall apply all gains arising in the operation of this Plan, including but not necessarily limited to gains resulting from terminations of employment of Members prior to qualifying for benefits hereunder, to reduce the contributions of the Employers pursuant to the funding method and actuarial tables then in use.

    Section 12.03. Data Reliance. The Employers shall furnish the Actuary such information on employees, payrolls and other related data as the Actuary may require from time to time. The Actuary may rely upon any information furnished him by the Employers or by the Plan Administrator.

                          ARTICLE XIII

                          MISCELLANEOUS


    Section 13.01. Unstated Rules. Any rules, regulations or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan or in the Trust Agreement shall be promulgated and adopted by the Plan Administrator.

    Section 13.02. Headings. Any headings or subheadings in this Plan are inserted for convenience of reference only and shall be ignored in the construction of any provisions hereof.

    Section 13.03. Construction. This Plan shall be construed in accordance with the laws of the State of Indiana, except where such laws are superseded by the Act. Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

    Section 13.04. Payment to Providers. In making any distribution to or for the benefit of any minor or incompetent Beneficiary, the Plan Administrator, in its sole, absolute and uncontrolled discretion, may, but need not, order the Trustee to make such distribution to a legal or natural guardian or other relative of such minor or court-appointed committee of such incompetent, or to any adult with whom such minor or incompetent temporarily or permanently resides, and any such guardian, committee, relative or other person shall have full authority and discretion to expend such distribution for the use and benefit of such minor or incompetent. The receipt of such guardian, committee, relative or other person shall, to the extent thereof, be a complete discharge to the Trustee, without any responsibility on its part or on the part of the Plan Administrator to see to the application thereof.

    Section 13.05. Documents. An executed copy of this Plan and the Trust Agreement shall be furnished to the Trustee. A conformed copy of this Plan shall be furnished to the Actuary and to the Plan Administrator. The Plan Administrator shall, in accordance with the Act, make available to each Member or, if deceased, to his Spouse or other Beneficiary for examination by him, at the principal office of an Employer during regular business hours, a copy of this Plan and the Trust Agreement and such of its records or copies thereof as may pertain to any benefits of that Member under this Plan.

    Section 13.06. Severability. If any provisions of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan and this Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.

    Section 13.07. Named Fiduciaries. For purposes of Part 4 of Title I of the Act, the Employers, the Trustee, the Plan Administrator, the Investment Committee and those parties to whom any duties are allocated pursuant to Section 8.09, as such provision may hereafter be amended, shall each be named fiduciaries. All actions by named fiduciaries shall be in accordance with the terms of this Plan and of the Trust Agreement insofar as such documents are consistent with the provisions of Title I of the Act and requirements imposed under the Code. Each named fiduciary, while discharging its duties under this Plan, shall act solely in the interest of Members and their Spouses or other Beneficiaries and for the exclusive purpose of providing benefits and defraying reasonable administrative expenses. Each named fiduciary shall discharge its duties hereunder with the care, skill, prudence and diligence under circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Without limiting the generality of the above, it is specifically provided that the appointment and retention of the members of the Plan Administrator or of any investment manager pursuant to Section
8.09 are duties of the Company or of the Trustee (whichever is appropriate) for purposes of this Section 13.07.

    Section 13.08. Allocation of Fiduciary Duties. The Plan Administrator shall be responsible for the administration and management of this Plan except for those duties hereinafter specifically allocated to the Investment Committee, the Trustee or to the Actuary. The Trustee shall have exclusive responsibility for the management and control of the assets of this Plan, except to the extent provided by Article XV and
Section 8.16 or to the extent that an investment manager is appointed pursuant to Section 8.09. The Actuary shall have the responsibility for establishing the actuarial assumptions and the implementation of the actuarial cost method used to determine the minimum required contributions and the maximum allowable contributions for this Plan. The Plan Administrator shall have exclusive responsibility for all matters specifically delegated to it by the Employers in this Plan. Each named fiduciary shall be responsible only for the specific duties assigned above and shall not be directly or indirectly responsible for the duties assigned to another fiduciary. The Plan Administrator shall be deemed the Plan administrator for purposes of the Act.

    Section 13.09. Errors. A misstatement in the age, sex, length of Service, date of employment or birth, compensation or marital status of a Member or any other such matter shall be corrected when it becomes known that any such misstatement of fact has occurred.

    Section 13.10. Merger of Employer. In the event of a merger or consolidation of an Employer or the transfer of all or substantially all of its assets to any other corporation, partnership or association, provision may be made by such successor corporation, partnership or association at its sole election for the continuance of this Plan by such successor entity. Such successor shall, upon its election to continue this Plan, be substituted in place of that Employer by an instrument duly authorizing such substitution and duly executed by the Employer and by its successor. Upon notice of such substitution accompanied by a certified copy of the resolutions of the Board of Directors of that Employer and of its successor authorizing such substitution and delivered to the Trustee, the Trustee and all Members hereunder shall be authorized to recognize such successor in the place of that Employer.

    Section 13.11. Maximum Annual Benefit. The total annual benefits (including retirement, disability or severance benefits) payable during any Plan Year to any Member, his Spouse or other designated Beneficiary under this Plan or under any other tax qualified defined benefit plans maintained by the Employers shall not exceed the limitations contained in Section 415 of the Code.

    Section 13.12. Defined Contribution Plans. If any Member is a participant in any tax qualified defined contribution plan maintained by the Employers and for Plan Years beginning before January 1, 2000, the sum of his Defined Benefit Plan Fraction and of his Defined Contribution Plan Fraction for any Plan Year shall not exceed one (1).

    Section 13.13. Adjustments. If as of any Anniversary Date corrective adjustments are required pursuant to Section 13.11 or
Section 13.12, the Member's annual benefit shall be reduced by an amount, determined by the Actuary, adequate to insure compliance with Section 13.11 and Section 13.12.

    Section 13.14. Plan Merger. In the case of any merger or consolidation with or transfer of assets or liabilities of this Plan to any other plan, such merger, transfer or consolidation shall by its terms provide that each Member of this Plan would, if that plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if this Plan had then terminated. A minimum of thirty (30) calendar days' prior written notice of any such transaction shall be given to the Internal Revenue Service.

    Section 13.15. Nondiversion of Plan Assets. The Employers shall be entitled to no part of the corpus or income of the Trust Fund and no part thereof shall be used for or diverted to purposes other than for the exclusive benefit of the Members and their Spouses or other Beneficiaries hereunder, except as otherwise provided in Section 9.06 and in Section 11.05 and then permitted under the Act and under the Code.

    Section 13.16. Plan Priority of Excess Benefits. If the limits contained in Section 13.11 and in Section 13.12 would be exceeded in any Plan Year, the benefits accrued under this Plan and under any other tax qualified defined benefit plans maintained by the Employers and the Employer contributions to each type of tax qualified defined contribution plan maintained by the Employers shall be reduced in the following order of priority:

     (a)  defined benefit plans,

     (b)  profit sharing plans,

     (c)  money purchase pension plans, and

     (d)  employee stock ownership plans.

    Section 13.17. Extra-Ordinary Expenses. To the fullest extent then permitted under the Code and under the Act, any extra-ordinary expenses, including but not limited to Trustee's fees and attorney's fees, incurred by this Plan as the direct result of a benefit dispute, domestic relations order, bankruptcy or other legal proceedings involving a Member's Accrued Benefits under this Plan shall be set off from any benefit payments otherwise due with respect to that Member in such manner as the Plan Administrator deems appropriate to protect the interests of the other Members and their Spouses or other Beneficiaries. Any such set off shall be made only with respect to those benefits which accrue after the adoption of this amendment and restatement in order to preclude any retroactive effect on a Member's Accrued Benefits.

                           ARTICLE XIV

                      TEFRA TOP-HEAVY RULES


    Section 14.01.  Application.  The rules set forth in this
Article XIV shall be applicable with respect to any Plan Year beginning after December 31, 1983 in which this Plan is determined to be a Top-Heavy Plan. The provisions of this
Article XIV shall be applied only to the extent necessary to comply with Section 416 of the Code and in a manner consistent with all requirements then imposed under Section 416 of the Code.

    Section 14.02. Determination. This Plan shall be considered a Top-Heavy Plan with respect to any Plan Year if as of the last calendar day of the immediately preceding Plan Year (the
"determination date"):

     (a) the present value of the accrued benefits (as such term is defined in Section 14.03) of key employees (as such term is defined below) exceeds sixty percent (60%) of the present value of the accrued benefits (as such term is defined in Section 14.03) of all Employees and former Employees (excluding former key employees (as such term is defined below)); provided, however, that effective for Plan Years beginning after December 31, 1984 the accrued benefits (as such term is defined in Section 14.03) of any Member who has not completed at least one
          (1) Hour of Service for the Controlled Group
          Entities during a five (5) year period ending on the determination date (as such term is defined above) shall be disregarded, or

     (b)  this Plan is part of a required aggregation group
          (as such term is defined below) and the required aggregation group is top-heavy;

provided, however, that this Plan shall not be considered a Top-Heavy Plan with respect to any Plan Year in which this Plan is part of a required or permissive aggregation group (as such terms are defined below) which is not top-heavy. For purposes of this
Article XIV, the term "key employee" shall include for any Plan Year any Employee or former Employee who at any time during that Plan Year or any of the four (4) immediately preceding Plan Years is:

     (c)  an officer of a Controlled Group Entity whose
          Section 415 Compensation from the Controlled Group Entities is greater than fifty percent (50%) of the maximum dollar limitation under Section 415(b)(1)(A) of the Code in effect for the calendar year in which the determination date (as such term is defined above) falls,

     (d) one (1) of the ten (10) Employees owning (or then considered as owning within the meaning of Section 318 of the Code) the largest interest in a Controlled Group Entity whose ownership interest in that Controlled Group Entity is at least one-half of one percent (0.5%) and whose Section 415 Compensation from the Controlled Group Entities is equal to or greater than the maximum dollar limitation under Section 415(c)(1)(A) of the Code in effect for the calendar year in which the determination date (as such term is defined above) falls; provided, however, that if two (2) Employees have the same interest in a Controlled Group Entity, the Employee whose annual Section 415 Compensation from the Controlled Group Entities is greater shall be treated as having a larger interest in that Controlled Group Entity,

     (e) a five percent (5%) owner (determined without regard to Sections 414(b), (c), (m) and (o) of the Code) of a Controlled Group Entity,

     (f) a one percent (1%) owner (determined without regard to Sections 414(b), (c), (m) and (o) of the Code) of a Controlled Group Entity whose Section 415 Compensation from the Controlled Group Entities is in excess of one hundred and fifty thousand dollars ($150,000);


provided, however, that the Beneficiary of any deceased Employee or of any deceased former Employee who was included as a key employee by reason of this Section 14.02 shall also be included as a key employee; provided, further, that an individual shall only be included as a key employee to the extent then required by
Section 416(i) of the Code; provided, further, that for purposes of determining whether an Employee is a key employee, amounts contributed by the Employers to a salary reduction agreement which are excludible under Section 125, Section 402(a)(8) or
Section 402(h) of the Code shall be counted in determining that Employee's Section 415 Compensation. For purposes of this
Section 14.02, the term "non-key employee" shall mean any Employee who is not a key employee. For purposes of this Section 14.02, the term "required aggregation group" shall include:

     (g) all tax qualified retirement plans maintained by the Controlled Group Entities in which a key employee (as such term is defined above) is a participant; provided, however, that the term "required aggregation group" shall also include all tax qualified retirement plans previously maintained by the Controlled Group Entities but terminated within the five (5) year period ending on the determination date (as such term is defined above) in which a key employee (as such term is defined above) was a participant; and

     (h) any other tax qualified retirement plans maintained by the Controlled Group Entities which enable any qualified retirement plan described in subsection
          (g) above to meet the requirements of Section 401(a)(4) or Section 410 of the Code.

For purposes of this Section 14.02, the term "permissive aggregation group" shall include all tax qualified retirement plans that are part of a required aggregation group (as such term is defined above) and any other tax qualified retirement plans maintained by the Controlled Group Entities if such group will continue to meet the requirements of Section 401(a)(4) and
Section 410 of the Code.

    Section 14.03.  Accrued Benefits.  For purposes of this
Article XIV, accrued benefits with respect to any Plan Year shall be determined as of the determination date (as such term is defined in Section 14.02) for that Plan Year by the Actuary as of the most recent valuation date which occurred within a consecutive twelve (12) month period ending on such determination date; provided, however, that the accrued benefits shall be adjusted to the extent then required by Section 416 of the Code to increase the accrued benefits by any rollovers or plan to plan transfers (other than rollovers or plan to plan transfers which are initiated by a Member from any tax qualified retirement plan maintained by an unrelated employer and which are made after December 31, 1983) made and allocated after the valuation date but on or before such determination date and by any distributions made to Members prior to the valuation date during any of the five (5) consecutive Plan Years immediately preceding the Plan Year for which the determination as to whether this Plan is a Top-Heavy Plan is being made (including distributions from a terminated plan which if not terminated would have been part of a required aggregation group (as such term is defined in Section 14.02) but excluding death benefits paid to a Member to the extent such benefits exceed the present value of that Member's Accrued Benefits as determined in accordance with Section 2.01 on the date immediately prior to his death) and to reduce the accrued benefits by any rollovers or plan to plan transfers made to this Plan after December 31, 1983 but on or before the valuation date which are initiated by a Member from any tax qualified retirement plan maintained by an unrelated employer and by any deductible employee contributions. The valuation date used for computing accrued benefits shall be the same valuation date used for computing the cost of this Plan in accordance with the minimum funding standards under Section 412 of the Code, regardless of whether an actuarial valuation is actually performed for that Plan Year. The actuarial assumptions used for purposes of determining the present value of accrued benefits shall be the same assumptions set forth in Section 2.03;
provided, however, that an interest assumption of five percent (5%) shall be used. The accrued benefit of a non-key employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all tax qualified defined benefit plans maintained by the Controlled Group Entities or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate then permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

    Section 14.04. Vesting Provisions. Notwithstanding the provisions of Section 5.01, with respect to any Plan Year in which this Plan is determined to be a Top-Heavy Plan, a Member's Accrued Benefit (as determined in accordance with Section 2.01) shall vest in accordance with the following vesting schedule:

                                 Vested Percentage of
                                 Accrued Benefit Derived
   Years of Service              from Employer Contributions

   less than two (2) years       zero percent (0%)

   two (2) years                 twenty percent (20%)

   three (3) years               forty percent (40%)

   four (4) years                sixty percent (60%)

   five (5) years                eighty percent (80%)

   six (6) years or more         one hundred percent (100%)

provided, however, that if this Plan becomes a Top-Heavy Plan and subsequently ceases to be such:

     (a) the vesting schedule shown above shall continue to apply but only with respect to those Members who had completed three (3) or more years of Service as of the last calendar day of the final Top-Heavy Plan Year,
     (b) the vesting schedule shown above shall continue to apply but only with respect to the Accrued Benefits (as determined in accordance with Section 2.01) of all other Members as of the last calendar day of the final Top-Heavy Plan Year, and

     (c) the vesting schedule in Section 5.01 shall apply to the Accrued Benefits (as determined in accordance with Section 2.01) of the Members described in subsection
          (b) above which accrue after the last calendar day of the final Top-Heavy Plan Year.

    Section 14.05. Minimum Benefit. Notwithstanding the provisions of Section 2.01, the minimum Accrued Benefit (as determined in accordance with Section 2.01) for each non-key employee who has completed at least one thousand (1,000) Hours of Service in this Plan shall be equal to the product resulting from multiplying:

     (a)  two percent (2%) of his average monthly Section
          415 Compensation during each of his five (5) highest-paid consecutive calendar years, by

     (b) each of his first ten (10) Years of Service after December 31, 1983 with respect to Plan Years in which this Plan is a Top-Heavy Plan.

    Section 14.06. Code Section 415 Limitations. With respect to any Plan Year in which this Plan is a Top-Heavy Plan and for Plan Years beginning before January 1, 2000, Section 2.22 and
Section 2.23 shall be read by substituting the number one (1) for the number one and twenty-five one hundredths (1 25/100ths) wherever it appears therein; provided, however, that such substitution shall not have the effect of reducing a Member's Accrued Benefit (as determined in accordance with Section 2.01) under any tax qualified defined benefit plan maintained by the Controlled Group Entities prior to the first (1st) calendar day of the Plan Year in which this Article XIV initially becomes applicable.

                           ARTICLE XV

                      INVESTMENT COMMITTEE


    The Chief Executive Officer of the Company shall appoint an Investment Committee of at least three (3) members to serve at the pleasure and under the direction of the Company Chief
Executive Officer.

    Any person appointed to be a member of the Investment Committee shall signify his acceptance in writing to the Chief Executive Officer of the Company. Any member of the Investment Committee may resign by delivering his written resignation to the Company Chief Executive Officer, and such resignation shall become effective upon delivery or at any later date specified therein.

    The members of the Investment Committee shall be paid by the Employers such compensation as is from time to time determined by the Company Chief Executive Officer; provided, however, that no compensation shall be paid to the members of the Investment Committee from the Trust Fund. The Employers, except as otherwise provided by the Act, shall pay or reimburse the Investment Committee for all expenses reasonably incurred by the Investment Committee and, except as otherwise provided by the Act, shall indemnify the Investment Committee and each member thereof against all loss, liability and expense occasioned by any act or omission to act taken or determined upon by it or him, except any such act or omission which is due to willful misconduct, fraud or lack of good faith.

    The Investment Committee shall have the right to direct the Trustee to purchase or acquire in any manner securities, stocks, bonds or any other form of property, real or personal, except as otherwise provided by the Act or by the Code. The Investment Committee shall have the right, from time to time, to review the securities or other property held by the Trustee in the Trust Fund and should it seem advisable to the Investment Committee that such securities or other property be disposed of, it shall notify the Trustee in writing of its decision. Upon receipt of such written notice and consistent with the Trust Agreement, the Trustee shall dispose of the securities or other property as the Investment Committee may direct, or in the absence of such written direction, as the Trustee determines to be in the best interest of the Trust Fund. Consistent with the Trust Agreement, the Investment Committee shall have the power, from time to time, to direct the Trustee to borrow money from any person (including the Trustee in its individual capacity, except as otherwise provided by the Act or by the Code), and it may direct the Trustee to pledge any securities or other property for the repayment of the loan. Consistent with the Trust Agreement, the Trustee shall not be held responsible for any losses incurred by the disposal of any securities or other property directed by the Investment Committee so long as the directions of the Investment Committee are made in accordance with the terms of this Plan and are not contrary to Title IV of the Act or prohibitions imposed under the Code.

                           ARTICLE XVI

     ADOPTION AND WITHDRAWAL BY SUBSIDIARIES AND AFFILIATES


    Section 16.01. Adoption by Affiliates. Any company which, together with Vectren Corporation, constitutes a member of a controlled group of corporations within the meaning of Section 414(b) of the Code may, with the approval of the Chief Executive Officer or the President of the Company, adopt this Plan and participate as an Employer in this Plan by the execution of an instrument of adoption of this Plan which shall specify the effective date of that party's participation. A listing of the affiliates who have adopted this Plan is shown in Exhibit C.

    Section 16.02. Withdrawal by Participating Employer. Any participating Employer in this Plan may, by approval of the Chief
Executive Officer or the President of the Company, withdraw from participation as an Employer in this Plan.

    The provisions contained in this amended and restated Plan shall, except as otherwise provided herein, apply only to an employee who terminates his employment with the Controlled Group Entities on or after January 1, 1999 or to a former employee who on January 1, 1999 had a vested right to receive deferred retirement income under this Plan. Except as otherwise provided herein, the rights and benefits, if any, of any former employee who did not have any vested rights under this Plan on January 1, 1999 shall be determined in accordance with the provisions of this Plan which were in effect at the date on which his employment with the Controlled Group Entities was terminated.

    This amended and restated Plan has been executed this
           day of             , 2000 to be effective as of
July 1, 2000.

                                 VECTREN CORPORATION


                                 By:   Lawrence A. Ferger
                                       Lawrence A. Ferger
                                       Chief Executive Officer

                       VECTREN CORPORATION
             COMBINED NON-BARGAINING RETIREMENT PLAN

                            EXHIBIT C



The following are the participating Employers in the Plan:



(1)  Indiana Gas Company, Inc., effective October 1, 1979.
(2)  Indiana Energy, Inc., effective February 28, 1986.
(3)  IGC Energy, Inc., effective February 28, 1986.
(4)  IEI Investments, Inc., effective October 1, 1997.
(5)  IEI Services, LLC, effective October 1, 1997.
(6)  IEI Financial Services, LLC, effective April 1, 1998
(7)  Southern Indiana Gas & Electric Company, effective
     July 1, 2000
(8)  Vectren Energy Delivery of Ohio, Inc., effective
     July 1, 2000
(9)  Vectren Utility Holdings, Inc., effective July 1,
     2000

                       VECTREN CORPORATION

             COMBINED NON-BARGAINING RETIREMENT PLAN



                            EXHIBIT D







The following Members are Transitional SIGECo Members:



(1)



(2)



(3)



                       VECTREN CORPORATION
             COMBINED NON-BARGAINING RETIREMENT PLAN

                            EXHIBIT E



The following Members shall have the additional amounts credited to their Cash Balance Account effective as of the date specified below:

         Name                Effective       Amount
                             Date

(1)

(2)

(3)